Filed Pursuant to Rule 424(b)(5)
Registration No. 333-261881

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 5, 2022)

8,739,351 Ordinary Shares

GUARDFORCE AI CO., LIMITED

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 8,739,351 ordinary shares, par value $0.003 per share (the “Ordinary Shares”) at a price of $1.15 per share directly to selected investors. The sales of our Ordinary Shares will be made in accordance with that certain securities purchase agreement, dated as of April 6, 2022 (the “Securities Purchase Agreement”), by and among us and the investors named therein.

Our Ordinary Shares and warrants are both listed on the Nasdaq Capital Market under the symbol “GFAI” and “GFAIW”, respectively. The last reported sale price of our Ordinary Shares and warrants on the Nasdaq Capital Market on April 5, 2022 was $1.69 and $0.4001, respectively. As of the date of this prospectus supplement, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates is approximately $31.12 million, based on 32,629,836 Ordinary Shares issued and outstanding, of which approximately 17,985,742 Ordinary Shares are held by non-affiliates, and a per share price of $1.73 based on the closing price of our Ordinary Shares on April 1, 2022, which is the highest closing sale price of our Ordinary Shares on The Nasdaq Capital Market within the prior 60 days.

During the 12 calendar months prior to and including the date of this Prospectus Supplement, we have not sold our Ordinary Shares pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered in a public primary offering with a value exceeding more than one-third of our public float in any 12 calendar month period so long as our public float remains below $75.0 million.

We have retained EF Hutton, division of Benchmark Investments, LLC as exclusive placement agent in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our Ordinary Shares. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We will pay the placement agent a fee equal to the sum of 7.5% of the aggregate purchase price paid by investors placed by the placement agent and an additional cash fee equal to 0.5% of the gross proceeds raised by the Company in the offering for non-accountable expenses. See “Plan of Distribution” beginning on page S-29 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-18 of this prospectus supplement and on page 6 of the accompanying prospectus.

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Neither the Securities and Exchange Commission nor any states securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Total
Offering Price	$1.150	$10,050,253.65
Placement Agent Fees (1)	$0.092	$804,020.29
Proceeds, before expenses, to us	$1.058	$9,246,233.36

(1)	In addition, we have agreed to reimburse the placement agent for certain offering-related expenses up to an aggregate of $70,000. See “Plan of Distribution.”

We expect that delivery of the Ordinary Shares offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about April 8, 2022, subject to customary closing conditions.

EF HUTTON

division of Benchmark Investments, LLC

The date of this prospectus supplement is April 6, 2022

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You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy Ordinary Shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the Ordinary Shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

On December 23, 2021, we filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form F-3 (File No. 333-261881) utilizing a shelf registration process relating to the securities described in this prospectus supplement. The registration statement was declared effective on January 5, 2022. Under this shelf registration process, we have registered to sell, from time to time, up to $150 million in the aggregate of Ordinary Shares, debt securities, warrants, rights and units.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and adds, updates and changes information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

This prospectus supplement and the accompanying prospectus include important information about us, our Ordinary Shares and other information you should know before investing. You should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement and the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.

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USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context and for the purposes of this prospectus supplement only, references in this prospectus supplement to:

●	“AI Holdings” are to Guardforce AI Holdings Limited, a BVI company;

●	“AI Hong Kong” are to Guardforce AI Hong Kong Co., Limited, a Hong Kong company;

●	“AI Robots” are to Guardforce AI Robots Limited, a BVI company;

●	“AI Robotics Group” are to GFAI Robotics Group Co., Limited, a BVI company;

●	“AI Singapore” are to Guardforce AI Singapore Pte. Ltd., a Singapore company;

●	“AI Thailand” are to Guardforce AI Group Co., Limited (Thailand), a Thailand company;

●	“Baht” and “THB” are to the legal currency of Thailand;

●	“Bank of Thailand” or “BOT” are to Thailand’s central bank;

●	“BVI” are to the British Virgin Islands;

●	“Cayman Islands” are to the Cayman Islands;

●	“CIT” are to cash-in-transit or cash/valuables-in-transit;

●	“Companies Act” are to the Companies Act (2022 Revision) of the Cayman Islands.

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“GFAI Australia” are to GFAI Robot Service (Australia) Pty Ltd, an Australia company;

●	“GFAI Robot Dubai” are to GFAI Robot & Smart Machines Trading LLC, a Dubai limited liability company;

●	“GFAI Robotics” are to GFAI Robotics Services LLC, a Delaware limited liability company;

●	“GF Cash (CIT)” are to Guardforce Cash Solutions Security Thailand Co., Ltd. (Thailand), a Thailand company;

●	“Guardforce,” “we,” “us,” “our” and the “Company” are to the combined business of GUARDFORCE AI CO., LIMITED, a Cayman Islands exempted company, its subsidiaries and other consolidated entities;

●	“Guardforce AI Robot Shenzhen” are to Guardforce AI Robot Service (Shenzhen) Co., Limited, a PRC company;

●	“Handshake” are to Handshake Networking Limited, a Hong Kong company;

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●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Horizon Dragon” are to Horizon Dragon Limited, a BVI company;

●	“Macau GF” are to Macau GF Robotics Limited, a Macau company;

●	“Malaysia GF” are to GF Robotics Malaysia Sdn. Bhd., a Malaysia company;

●	“PRC” and “China” are to the People’s Republic of China;

●	“Robot Service” are to GFAI Robot Service (Hong Kong) Limited, a Hong Kong company;

●	“SEC” are to the Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“Shenzhen GFAI” are to Shenzhen GFAI Robot Technology Co., Limited (former name: Shenzhen Keweien Robot Service Co., Limited), a PRC company;

●	“Southern Ambition” are to Southern Ambition Limited, a BVI company;

●	“Thailand” are to the Kingdom of Thailand;

●	“U.S. dollars,” “dollars” and “$” are to the legal currency of the United States; and

●	“VCAB” are to VCAB Eight Corporation.

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FORWARD-LOOKING INFORMATION

This prospectus supplement contains “forward-looking statements” that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus supplement or our other filings with the SEC, include, but are not necessarily limited to, those relating to:

●	Changes to legislation in Thailand may negatively affect our business;

●	We may experience a financial loss due to our planned acquisition of subsidiaries of Shenzhen Kewei Robot Technology Co., Limited and Shenzhen Yeantec Co., Limited;

●	Lack of insurance coverage for our product-related liabilities and other business liability;

●	Fail to obtain the necessary funding for our future capital or refinancing needs;

●	Uncertainties with respect to the PRC legal system could adversely affect us; and

●	A general economic downturn.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors with which we are faced that may cause our actual results to differ from those anticipated in our forward-looking statements. Please see “Risk Factors” in our reports filed or furnished with the SEC or in this prospectus supplement and the accompanying prospectus for additional risks which could adversely impact our business and financial performance.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus supplement and the accompanying prospectus are based on information available to us on the date of this prospectus supplement or the accompanying prospectus, as applicable. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

This summary highlights information about us and the offering contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, before making an investment decision, especially the information presented under the heading “Risk Factors” beginning on page S-18 of this prospectus supplement, and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference.” In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, “Guardforce,” “the Company,” “we,” “our” and “us” refer to Guardforce AI Co., Limited and its consolidated subsidiaries.

Corporate History

We were founded in 2018 with the purpose to acquire our operating subsidiary GF Cash (CIT) and develop complementary technology related solutions and services.

GF Cash (CIT), Guardforce AI’s legacy business, was incorporated in 1982 in Thailand and has been operating in the cash-in-transit, or CIT, industry since inception. Guardforce was incorporated on April 20, 2018, in the Cayman Islands as a holding company with a goal to acquire the business of GF Cash (CIT) which operates as our indirect subsidiary.

Upon our organization, on April 20, 2018, we issued 16,666,663 ordinary shares to our founders and initial officers and directors, for a total purchase price of $50,000.

On December 16, 2019, we entered into the Merger Agreement with VCAB. Upon the closing of the Merger which became effective March 10, 2020, VCAB merged with and into the Company and the separate existence of VCAB ceased. Pursuant to the terms of the Merger Agreement, on or about March 10, 2020, we issued 689,427 Ordinary Shares to approximately 670 designated and Bankruptcy Court approved Claim Holders. On March 19, 2021, we issued the remaining 187,594 Ordinary Shares to the Claim Holders. In the aggregate, we have issued an aggregate of 877,021 Ordinary Shares to VCAB’s holders of Class 5 Claims. We issued the Plan Shares in reliance on the exemption provided by Section 1145 of the United States Bankruptcy Code.

On January 8, 2020, Guardforce AI Service Ltd. entered into two agreements with, and transferred 833,333 ordinary shares each to Mr. Terence Wing Khai Yap, our Chairman and Ms. Lei Wang, our Chief Executive officer. The shares, deemed as issuances by us, were transferred to Mr. Yap and Ms. Wang as compensation for serving in their roles as our Chairman and Chief Executive Officer, respectively.

On February 4, 2021, we entered into a purchase and sale agreement to acquire a 51%, or majority, interest in Handshake in exchange for 43,700 ordinary shares valued at HK$2,550,000 ($325,904). This acquisition was completed on March 25, 2021. The restricted ordinary shares that we issued to the seller of his Handshake interest (“Consideration Shares”) are subject to a two-year lockup and certain share claw back provisions as follows: (i) 25% of the issued shares must be returned to us if Handshake does not meet a 2021 revenue target of HK$5,000,000 ($642,674); (ii) 25% of the issued shares must be returned to us if Handshake does not meet a 2021 net profit target of HK$200,000 ($25,707); (iii) 25% of the issued shares must be returned to us if Handshake does not meet a 2022 revenue target of HK$7,500,000 ($964,010); and (iv) the remaining 25% of the issued shares must be returned to us if Handshake does not meet a 2022 net profit target of HK$750,000 ($96,401). During the year ended December 31, 2021, Handshake did not meet the net profit target of HK$200,00. In consideration of the impact of the COVID-19 pandemic, on March 17, 2022, we entered into a second supplemental agreement to revise the claw back provisions on the net profit target for 2022 as follows: (i) 25% of the Consideration Shares shall be subject to the net profit target of Handshake in the fiscal year of 2022 (HK$750,000) ($95,854); and (ii) the remaining 25% of the Consideration Shares shall be subject to the over achievement of HK$200,000 ($25,561) above the net profit target of Handshake in the fiscal year of 2022 (i.e., HK$750,000 + HK$200,000 = HK$950,000) ($95,854 + $25,561 = $121,415). Except for the target (iii), the difference between the targets above and the final respective revenue and net profit figures as reflected in the audited accounts shall be the amount of Consideration Shares to be clawed back.

Recent Developments

On September 28, 2021, we entered into an underwriting agreement with EF Hutton, division of Benchmark Investments, LLC, as the representative for the underwriters listed on Schedule 1 thereto, relating to the initial public offering of 3,614,458 units of the Company, at a price to the public of $4.15 per unit, with each unit consisting of one ordinary share of the Company, par value $0.003 per share , and a warrant to purchase one ordinary share, before underwriting discounts and commissions. Each ordinary share is being sold together with one warrant to purchase one ordinary share. Each whole share exercisable pursuant to the warrants have an exercise price per share at $1.30, as adjusted pursuant to Section 3(b) of the ordinary share purchase warrant. The warrants were immediately exercisable and will expire on the fifth anniversary of the original issuance date. The units were not certificated.

On October 1, 2021, we closed our initial public offering. The initial public offering was made pursuant to the Company’s Registration Statement on Form F-1 (File No. 333-258054) that was filed with the SEC and became effective on September 28, 2021.

On November 1, 2021, we entered into a Transfer Agreement (the “Singapore Agreement”) to acquire 100% of the equity interests in AI Singapore. Pursuant to the Singapore Agreement, AI Singapore became a wholly owned subsidiary of our Company.

On November 18, 2021, we entered into a Transfer Agreement (the “Macau Agreement”) to acquire 100% of the equity interests in Macau GF. Pursuant to the Macau Agreement and upon the closing of the acquisition, Macau GF became a wholly owned subsidiary of the Company. The acquisition was closed on February 9, 2022.

On November 18, 2021, the Company entered into another Transfer Agreement (the “Malaysia Agreement”) to acquire 100% of the equity interests in Malaysia GF. Pursuant to the Malaysia Agreement and upon the closing of the acquisition, Malaysia GF became a wholly owned subsidiary of the Company. The acquisition was closed on January 20, 2022. The acquisitions of Macau GF and Malaysia GF provide the Company entry into the Macau and Malaysia markets with a focus on education, hospitality, retail and corporate sectors.

On January 20, 2022, we completed a private placement with several investors (the “PIPE Investors”), wherein a total of 7,919,997 ordinary shares were issued at a purchase price of $1.30 per share, with each investor also receiving a warrant to purchase up to a number of ordinary shares equal to 150% of the number of ordinary shares (the “Warrant Shares”) purchased by such investor in the private placement, at an exercise price of $1.30 per share (the “Purchaser Warrants”), for a total purchase price of approximately $10.3 million. The Purchaser Warrants are immediately exercisable on the date of issuance, expire five years from the date of issuance and have certain downward pricing adjustment mechanisms, including with respect to any subsequent equity sale that is deemed a dilutive issuance, in which case the warrants will be subject to a floor price of $0.238 per share.

Under the terms of the registration rights agreement by and between the Company and each of the PIPE Investors, dated January 18, 2022, we have agreed to file a registration statement with respect to the registration of the resale by the PIPE Investors of the Ordinary Shares and Warrant Shares by the 15th calendar day after January 18, 2022 and cause the registration statement to be declared effective by the SEC by the earlier of (i) the 30th calendar day (or the 45th calendar day if the SEC reviews and has comments to this registration statement that would require the filing of a pre-effective amendment) after January 18, 2022 or (ii) the fifth trading day after we are notified by the SEC that such registration statement will not be reviewed or will not be subject to further review.

We filed a registration statement on Form F-3 (File No. 333-262441) on February 1, 2022, which was declared effective at 4:30 p.m., ET on February 9, 2022. We are also required to keep the registration statement effective pursuant to Rule 415 under the Securities Act for resales by the PIPE Investors on a delayed or continuous basis at then-prevailing market prices at all times until the earlier of (i) the date as of which all of the PIPE Investors may sell all of the Ordinary Shares and Warrant Shares required to be covered by the registration statement without restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or (ii) the date on which the PIPE Investors have sold all of the Ordinary Shares and Warrant Shares covered under the registration statement.

On January 25, 2022, we adopted the Guardforce AI Co., Limited 2022 Equity Incentive Plan, or the Plan. The purposes of the Plan are to (a) promote the long-term growth and profitability of the Company, and any affiliate to attract and retain the types of employees, consultants and directors who will contribute to the Company’s long-term success; (b) provide incentives that align the interests of employees, consultants and directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business. The Plan provides for an aggregate of 3,180,000 ordinary shares, in the form of incentive share options, non-qualified share options, restricted shares, restricted share units, share appreciation rights, performance Share awards and performance compensation awards to employees, directors, and consultants of the Company or any affiliates of the Company and the Plan would expire on January 25, 2032. See the Report on Form 6-K furnished on January 27, 2022 for more information of the Plan.

As of the date of this prospectus supplement, 260,000 restricted ordinary shares are currently issued and outstanding, and 2,920,000 of our ordinary shares remain available for grant under the Plan.

On February 8, 2022, we entered into a Commissioned Development Agreement with Shenzhen Kewei Robot Technology Co., Limited (“Shenzhen Kewei”), wherein Shenzhen Kewei will develop a robotics management platform named GFAI Intelligent Cloud Platform V2.0 for us. The initial term of the Commissioned Development Agreement will be from February 8, 2022 until December 31, 2024, in accordance with certain development milestones. We agreed to deliver payment to Shenzhen Kewei in the amount of $5,000,000, discounted to $3,000,000 provided the Company were to issue a one-time, lump sum payment within five (5) business days of the execution of the Agreement, which $3,000,000 amount the Company will be required to pay. We will be the sole owner of all intellectual property rights in the GFAI Intelligent Cloud Platform V2.0. The Agreement is governed by and construed in accordance with the laws of Hong Kong.

Although Shenzhen Kewei is affiliated with the Company, after careful consideration, the board of directors of the Company unanimously determined that the quotation received from Shenzhen Kewei was just, equitable and fair to the Company and that it would be in the best interests of the Company to enter into the Agreement with Kewei.

On February 28, 2022, we entered into a Strategic Partnership Agreement with SBC Global Holdings Inc. (“SBC”), wherein the Company and SBC will collaborate on the sale and leasing of robots in the United States. The strategic partnership is in lieu of the previously proposed acquisition. As part of the partnership the Company will establish a wholly owned U.S. subsidiary and will commit additional resources to develop the business to meet demand while working closely with SBC to accelerate overall U.S. market penetration. As part of the Agreement, SBC will refer clients to the Company. The Company and SBC will work together on a non-exclusive basis and each of the Company and SBC may enter into similar arrangements and agreements with any other parties. Management team of our Company believes that the Strategic Partnership Agreement with SBC was made in the ordinary course of business.

On March 11, 2022, the Company entered into a Sale and Purchase Agreement with Shenzhen Kewei to acquire 100% of the equity interests in Shenzhen GFAI and Guangzhou GFAI. This acquisition was completed on March 22, 2022. The acquisition purchase price of $10,000,000 were paid in a mix of cash (10%) and restricted ordinary shares of the Company (90%). On March 22, 2022, we issued 2,142,852 restricted ordinary shares to the sellers’ designated parties.

On March 21, 2022, we signed a non-binding letter of intent (the “LOI”) with Shenzhen Kewei and Shenzhen Yeantec Co., Limited (together, the “Kewei Group”) to purchase up to 36 of the Kewei Group’s subsidiaries located in China. Under the LOI, in the first of two phases, we will acquire eight of the Kewei Group companies. The second phase provides us with the right of first refusal to purchase the remaining 28 companies within a period of 24 months from the date of the signing of the LOI. The purchase of the additional 28 companies will be dependent on the Company’s operational plans. The Company expects to sign the definitive agreement for the phase one acquisitions before the end of May.

The purchase price for the eight phase one companies will be based upon a valuation that is equal to one-time (from 2022 to 2026) projected average revenues for the eight companies estimated to be $30 million and will be paid in a mix of cash (10%) and Company restricted shares (90%) at a price of $2.00 per share. The Company will be required to pay Kewei Group the 10% cash component ($3,000,000) of the purchase price as a deposit and Kewei Group will deliver to the Company 100% of the outstanding share capital of the eight phase one companies as a pledge, within 10 days of the signing of the LOI. The acquisition is subject to, among other things, the satisfactory completion of due diligence by the Company, the entry into definitive agreements and any required third-party consents.

Corporate Information

Our corporate address is 10 Anson Road, #28-01 International Plaza, Singapore 079903. Our company email address is info@guardforceai.com.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our website can be found at https://www.guardforceai.com. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our Securities.

The chart below presents our current corporate structure, as of the date of this prospectus supplement:

Business Overview

We were founded in 2018 with the purpose to acquire our operating subsidiary GF Cash (CIT) and develop complementary technology related solutions and services.

In 2020, we established a Robotics Solution business with a goal of diversifying our revenue base, proven to be well timed as the global COVID-19 pandemic soon followed.

In March 2021, we acquired 51% of Handshake Networking Ltd in Hong Kong as part of our strategy to enter into the Information Security business.

The principal executive office of our Company was changed to Singapore from Bangkok, Thailand in November 2021.

On March 22, 2022, we acquired 100% of the equity interests in Shenzhen GFAI and Guangzhou GFAI in Greater Bay Area of China. This acquisition is expected to serve an integral role in the growth of Guardforce AI’s robotics as a service (RaaS) business initiative.

Our businesses are categorized into three main units:

[i] Secure Logistics Business;

[ii] Robotics Solution Business; and

[iii] Information Security Business.

Secure Logistics Business

We are a market leader with nearly 40 years of experience in the cash logistics business in Thailand. Our services include cash-in-transit, dedicated vehicles to banks, ATM management, cash center operations, cash processing, coin processing, cheque center, and cash deposit machine solutions (cash deposit management and express cash service). Our customers include local commercial banks, chain retailers, coin manufacturing mints, and government authorities.

Our five major customers are Government Savings Bank, Bank of Ayudhya, TTB Bank Public Company (Thanachart Bank Public Company was one of our five major customers in fiscal year 2020 which had merged with TMB Bank Public Company in June 2021 to become TTB Bank Public Company), CP All Public Company and Big C Super Center Public Company. A few global customers also retain our services under temporary contract. As of the date of this prospectus supplement, we employed 1,738 staff located in GF Cash (CIT) and had 473 vehicles.

Our operating subsidiary, GF Cash (CIT), was founded in 1982 (the Company was formerly named Securicor (Thailand) Limited) and was renamed G4S Cash Service (Thailand) Limited in 2005. The Company was renamed again as Guardforce Cash Solution (Thailand) Limited in 2016 and the name was further changed to Guardforce Cash Solution Security (Thailand) Company Limited in 2017. The principal office of GF Cash (CIT) is located in Bangkok, Thailand.

Substantially all of our revenues are derived from GF Cash (CIT)’s secure logistic business and gross revenue for our secure logistic business for the years ended December 31, 2021, 2020 and 2019 was approximately $34.3 million, $37.4 million and $38.6 million, respectively.

In 2020, in addition to our secure cash logistics business, we strategically began to develop other non-cash related solutions and services in an effort to diversify our revenue streams. In view of the pace of global robotics development and in response to the more automated requirements, driven in part by the COVID-19 pandemic, we have begun to rollout robotic solutions for our customers in Thailand and across the Asia Pacific region. As of December 31, 2021, we had generated approximately $0.4 million in revenue from our robotics solutions business.

In addition, we acquired Handshake on March 25, 2021, which contributed approximately $0.5 million to our consolidated revenue for the year ended December 31, 2021.

Our Products and Services of Secure Logistics Business

As of the date of this prospectus supplement, the large majority of our revenues are derived from our principal business, which is Secure Logistics Solutions. This primarily includes: (i) Cash-In-Transit – Non-Dedicated Vehicle (Non-DV); (ii) Cash-In-Transit – Dedicated Vehicle (DV); (iii) ATM management; (iv) Cash Processing (CPC); (v) Cash Center Operations (CCT); (vi) Consolidate Cash Center Operations (CCC); (vii) Cheque Center Service (CDC); (viii) Express Cash; (ix) Coin Processing Service; (x) Cash Deposit Management Solutions (GDM).

Secure Logistics Solutions collects cash from its customers’ main business operations, then delivers the collected cash to its cash processing centers for counting, checking and packing in bundles, after which the cash is transported to the customers’ designated depository banks and deposited into the customers’ bank accounts. We enter into contracts with our customers to establish pricing and other terms of service. We charge customers based on activities (service performed) as well as based on the value of the consignment.

Core Services

Our Core Services include CIT (Non-DV), CIT (DV), ATM Management, CPC, CCT, CCC, CDC and GDM. For the year ended December 31, 2021, Core Services represented 97.6% of our total revenues.

The charts below show the breakdown of our core secure logistics business services by sector for the fiscal years ended December 31, 2021, 2020 and 2019. These business sectors are discussed below.

Revenue by Services (For the year ended December 31, 2021):

Revenue by Services (For the year ended December 31, 2020):

Revenue by Services (For the year ended December 31, 2019):

Cash-In-Transit – Non-Dedicated Vehicles (Non-DV)

CIT (Non-DV) includes the secure transportation of cash and other valuables between commercial banks and the Bank of Thailand, Thailand’s central bank. CIT (Non-DV) also includes the transportation of coins between the commercial banks, the Thai Royal Mints and the Bank of Thailand. As such, the main customers for this service are the local commercial banks. Charges to the customers are dependent on the value of the consignment; condition of the cash being collected (for example, seal bag collection, piece count collection, bulk count collection, or loose cash collection); and the volume of the transaction. Vehicles used for the delivery of this service are not dedicated to the specific customers.

For the years ended December 31, 2021, 2020 and 2019, CIT (Non-DV) revenues were approximately $11.2 million (31.9%), $12.0 million (32.0%) and $12.1 million (31.2%), respectively.

Cash-In-Transit - Dedicated Vehicle to Banks (DV)

CIT (DV) includes the secure transportation of cash and other valuables between commercial banks. As part of this service, dedicated vehicles are assigned specifically to the contracted customer for their dedicated use between the contracted designated bank branches. As this is a dedicated vehicle service, customers will submit direct schedules to our CIT teams for the daily operational arrangements and planning. Charges to the customers are on a per vehicle per month basis.

For the years ended December 31, 2021, 2020 and 2019, CIT (DV) revenues were approximately $4.6 million (13.0%), $4.8 million (12.8%) and $5.0 million (12.9%), respectively.

ATM Management

ATM management includes cash replenishment services and first and second line of maintenance services for the ATM machines. First line of maintenance services (FLM) includes rectification of issues related to jammed notes, dispenser failures and transaction record print-out issues. Second line of maintenance services (SLM) includes all other issues that cannot be rectified under the FLM. SLM includes complete machine failure, damage to hardware and software, among other things.

For the years ended December 31, 2021, 2020 and 2019, ATM Management revenues were approximately $10.8 million (30.7%), $12.5 million (33.3%) and $14.0 million (36.4%), respectively.

Cash Processing (CPC)

Cash processing (CPC) services include counting, sorting, counterfeit detection and vaulting services. We provide these services to commercial banks in Thailand.

For the years ended December 31, 2021, 2020 and 2019, CPC revenues were approximately $3.0 million (8.6%), $2.8 million (7.5%) and $2.3 million (5.9%), respectively.

Cash Center Operations (CCT)

Cash Center Operations (CCT) is an outsourced cash center management service. We operate the cash center on behalf of the customer, which includes note counting, sorting, storage, inventory management and secured transportation of the notes and coins to the various commercial banks in Thailand.

For the years ended December 31, 2021, 2020 and 2019, CCT revenues were approximately $2.8 million (8.0%), $3.3 million (8.6%) and $3.7 million (9.5%), respectively.

Consolidate Cash Center (CCC)

Consolidate Cash Center (CCC) is a new business commencing in 2021 to provide an outsourced cash center management service. We operate the cash center which includes note counting, sorting, storage, inventory management and secured transportation of the notes and coins on behalf of for Bank of Thailand (BOT).

For the years ended December 31, 2021, CCC revenues were approximately $0,2 million (0.5%).

Cheque Center Service (CDC)

Cheque Center Service (CDC) includes secured cheque pickup and delivery service.

For the year ended December 31, 2021, 2020 and 2019, CDC revenues were approximately $0.05 million (0.1%), $0.1 million (0.2%) and $0.4 million (1%), respectively.

Express Cash

The express cash service is an expansion of our Guardforce Digital Machine, or GDM, solution. We work with commercial banks to have a mobile GDM installed in our CIT vehicles to collect cash from retail customers at the retailers’ sites. The cash is immediately processed inside the CIT vehicle and the cash counting results are immediately transmitted to GF Cash (CIT) headquarters and to the commercial bank. That bank will then credit the counted amount to its customers’ bank accounts. We launched the Express Cash service in 2019.

For the years ended December 31, 2021, 2020 and 2019, express cash service revenues were $nil (nil %), $0.1 million (0.3%) and $nil (nil %), respectively.

Coin Processing Service

The Coin Processing Service includes the secure collection of coins from retail businesses and banks. The coins are stored and then delivered to the Royal Thai Mint, a sub-division of the Thai Treasury Department, Ministry of Finance. We deploy manpower to work at the Royal Thai Mint as cashier services. Additionally, we use our existing vehicle fleet to deliver coins from the Royal Thai Mint to bank branches, and vice versa.

For the years ended December 31, 2021, 2020 and 2019, coin processing service revenues were $nil, $0.3 million (0.8%) and $0.04 million (0.1%), respectively.

International Shipment

International shipment provides secured delivery service that we receive and deliver high valued items such as diamonds and jewelries on behalf of our customers. We receive the consignment by air and delivers to local customers in Thailand or vice versa.

For the years ended December 31, 2021, 2020 and 2019, international shipment revenues were $0.05 million (0.1%), $0.06 million (0.0%) and $nil (nil %), respectively.

Cash Deposit Management Solutions (GDM)

Cash Deposit Management Solutions are currently delivered by our Guardforce Digital Machine (GDM). The GDM product is deployed at customer sites to provide secured retail cash deposit services. Customers use our GDM product to deposit daily cash receipts. We then collect the daily receipts from our GDM in accordance to the agreed schedules.

All cash receipts are then securely collected and delivered to our cash processing center for further handling and processing.

For the years ended December 31, 2021, 2020 and 2019, GDM revenues were approximately $1.6 million (4.7%), $1.5 million (3.9%) and $1.2 million (3%), respectively.

Our Fee Structure for the Secure Logistics Business

We have several fee models based on the services provided. Our fees for dedicated vehicles service are based on the allocation of cost of manpower deployment, vehicle and consumable items. Fees for fixed collections or on-call services are based on a pre-agreed amount per delivery, which varies by such factors as collection time, pick-up and delivery locations and the processing time.

Our Fleet of Vehicles for the Secured Logistics Business

We operate a fleet of 473 vehicles. Our fleet includes armored vehicles – pickup, armored vehicles – van, armored vehicles – truck 6 wheels, maintenance soft skin vehicles – pickup, coin trucks soft skin – pickup, security patrol soft skin – pickup trucks and administrative vehicles.

Our vehicles are maintained to the highest commercial standards to ensure our quality of service. We operate dedicated garages for the repair and maintenance of our vehicles, staffed with a team of in-house auto mechanics. Our vehicle repair facilities are located at our head office location in Laksi and at other major branch locations. We also have a well-established logistics department which monitors the operations of our garages and the maintenance of our vehicle operations standards.

Robotic Solutions Business

Our Robotics Solutions business was established in 2020 as part of our revenue diversification efforts. We do not manufacture the robots, but we operate on a Robots as a Service (RaaS) business model and purchase the robots from equipment manufacturers. We integrate various value add applications and offer these as a recurring revenue service. As part of our market penetration strategy, we have adopted a mass adoption strategy by providing the robots on a trial basis with an option to purchase or rent. In February 2022, we announced that the Company had reached a strategic milestone deploying more than 1,400 robots in the Asia Pacific region. The majority of these robots are still on a free trial basis with our key consideration being the collection of usage patterns and market intelligence allowing us to further develop applications and features that are suitable to our customers. In October 2021, we announced the launch of our Intelligent Cloud Platform (ICP) to help better manage the remotely deployed robots and to facilitate the development of additional features and applications. We plan to provide access to the ICP to all our clients through a browser-based interface that allows clients real-time data access. We are working continuously to improve and upgrade the robots and the ICP and their precise specifications may change over time.

We currently have 3 robotics products:

[1] Reception Robot (T - Series) for indoor stationary applications.

[2] Disinfection Robots (S - Series) for indoor applications.

[3] Delivery Robot (D - Series) for indoor applications.

Reception Robot (T – Series)

The T – Series robot is designed for indoor deployment at ingress/egress points for access control management. The T – Series robots are used primarily at shopping malls, residential buildings, educational institutions, corporate buildings, hospitals, supermarkets, transportation stations, hotels and entertainment venues. The T – Series features include:

●	Contactless temperature screening;

●	Attendance management;

●	Interactive touch screen; and

●	Large frontal display screen for remote public announcement and advertising.

The specifications of the T-Series are as follows:

●	Width = 440 mm;

●	Height = 1410 mm; and

●	Weight = 32.65 kg.

Disinfection Robots (S – Series)

The S – Series robot is designed to be deployed indoors with disinfection capabilities and is used primarily at shopping malls, residential buildings, educational institutions, corporate buildings, hospitals, supermarkets, transportation stations, hotels and entertainment venues. The S – Series current features include:

●	Effective mist disinfection for areal sanitization;

●	Autonomous navigation using Simultaneous Localization and Mapping (SLAM) and Light detection and ranging (LiDar) technologies; and

●	Autonomous “home return” to port feature for charging when power is running below 20%.

The specifications for the S – Series are as follows:

●	Width = 500 mm;

●	Height = 1195 - 1430 mm; and

●	Weight = 59.5 – 65 kg.

Delivery Robot (D – Series)

The D – Series robot is designed for indoor applications for autonomous delivery capabilities and is used primarily at hotels, hospitals, restaurants and office environments. The current D – Series features include:

●	Interactive touch screen;

●	Autonomous navigation using Simultaneous Localization and Mapping (SLAM) and Light detection and ranging (LiDar) technologies; and

●	Autonomous “home return” to port feature for charging when power is running below 20%.

The specifications for the D – Series are as follows:

●	Width = 500 mm;

●	Height = 1455 mm; and

●	Weight = 62.75 kg.

In addition, all of our robots include several communications features - the units can transfer data over both 4G LTE networks and Wi-Fi and will be able to incorporate future 5G capabilities.

For the year ended December 31, 2021, robotics solutions revenues were approximately $0.37 million or approximately 1.0% of the company’s total revenues.

Our Fee Structure for the Robotics Solutions Business

Our Robotics Solution Business has two fee structures:

●	Sale of Robots: One-off purchase by customers of the robots; and

●	Rental of Robots: Customers lease the robots as part of our Robots as a Service (RaaS) model.

Information Security Business

We acquired a majority stake in Handshake Networking (Handshake) on March 25, 2021, in furtherance of our strategy to diversify into information security as part of our portfolio of services. The purpose of this acquisition was to provide us with the experience, expertise and creditability to capitalize on the growing information security market. The Asia Pacific market for cybersecurity is expected to grow to approximately $51.42 billion by 2026. https://www.mordorintelligence.com/industry-reports/asia-pacific-cyber-security-market.

Handshake has been providing professional information security consultancy services since 2004 within the Asia Pacific region.

Handshake is the only certified and approved scanning vendor in Hong Kong by the PCI Security Standard Council (PCI ASV).

The services offered under our Information Security business include:

●	External and Internal Penetration Testing;

●	Wireless Network Testing;

●	Web Application Testing;

●	Hospitality Services Testing;

●	Consulting Services, Training;

●	PCI Services; and

●	Forensic Services.

For the year ended December 31, 2021, Information Security revenues were approximately $0.48 million, or 1.4% of the company’s total revenues.

Our Fee Structure for the Information Security Business

Our Information Security Business has three fee structures:

●	Penetration Test: one-off fees based upon the successful delivery of the test report;

●	PCI ASV Scan: one-off fees based upon a successful scan result report; and

●	Reseller: one-off fees based upon the resale and installation of third party information security solutions. We are currently a reseller of Rapid7 security software solutions.

Performance obligations for each of our service types are as follows:

Fixed Fees
Service Type		Performance Obligations	Per delivery / order	Per month
Cash-In-Transit (CIT) – Non Dedicated Vehicles (Non-DV)	(a)	Delivery from point A to point B per customer request. Service obligation was generally completed within same day.	√
Cash-In-Transit (CIT) – Dedicated Vehicles to Banks (DV)	(a)	Delivery from point A to point B per customer request. Service obligation was generally completed within same day.	√
ATM Management	(a)	Includes replenishment of ATM machines and first level maintenance services. Service obligation was generally completed within the same day.	√
Cash Processing (CPC)	(b)	Cash counting, sorting and vaulting services for customers in the retail industry.		√
Cash Center Operations (CCT)	(b)	Cash counting, sorting and depositing for local commercial banks on behalf of Bank of Thailand (BOT).		√
Consolidate Cash Center (CCC)	(b)	Cash counting, sorting and depositing for Bank of Thailand (BOT).		√
Cheque Center Service (CDC)	(b)	Handles cheque consolidation and distribution on behalf of local commercial bank.		√
Express Cash	(a)	Armored trucks (with onboard GDM) and crew teams are assigned to collect cash on behalf of local commercial banks. Service obligation was generally completed within the same day.	√
Coin Processing Service	(a)	Armored vehicles and crew teams are assigned to collect/deliver coins to/from customer sites. Service obligation was generally completed within the same day.	√
Cash Deposit Management Solutions	(b)	Cash deposit machine (Guardforce Digital Machine – GDM) are installed at the customers’ sites for the collection of cash.		√
Robotics AI Solutions – Sale of Robots	(a)	Delivery of robots and inspection completed at customer site.	√
Robotics AI Solutions – Rental of Robots	(b)	Robots are leased out for a fixed term		√
Penetration Test	(a)	Production of the test report	√
PCI ASV Scan	(a)	Submission of the scan result	√
Rapid7 Sales	(b)	Provision of information security service based on the sale and installation of Rapid7 software		√

Disaggregation information of revenue by service type is as follows:

	For the years ended December 31,
Service Type	2021	Percentage of Total Revenue	2020	Percentage of Total Revenue	2019	Percentage of Total Revenue
Cash-In-Transit – Non-Dedicated Vehicles (CIT Non-DV)	$11,205,580	31.9%	$12,045,914	32.0%	$12,052,738	31.2%
Cash-In-Transit – Dedicated Vehicle to Banks (CIT DV)	4,556,538	13.0%	4,822,354	12.8%	4,958,139	12.9%
ATM Management	10,809,497	30.7%	12,542,613	33.3%	14,024,291	36.4%
Cash Processing (CPC)	3,034,360	8.6%	2,842,209	7.5%	2,283,835	5.9%
Cash Center Operations (CCT)	2,802,171	8.0%	3,256,423	8.6%	3,661,135	9.5%
Consolidate Cash Center (CCC)	182,263	0.5%	-	-%	-	-%
Cheque Center Service (CDC)	59,923	0.2%	61,197	0.2%	394,290	1.0%
Others **	5,270	0.0%	399,978	1.1%	38,570	0.1%
Cash Deposit Management Solutions (GDM)	1,644,611	4.7%	1,457,307	3.9%	1,158,082	3.0%
Robotic AI Solutions	368,659	1.0%	220,787	0.6%	-	-%
Information Security	484,318	1.4%	-	-%	-	-%
Total	$35,153,190	100.0%	$37,648,782	100.0%	$38,571,080	100.0%

**	Others include primarily revenue from express cash, coin processing services and international shipment.

Sales and Marketing

Secure Logistics Business Sales & Marketing

During the 2022 fiscal year, for our secure logistics business we will endeavor to ensure that all of our existing customer contracts will be renewed, to protect our major sources of existing income. In addition, we plan to undertake the following activities to promote our businesses:

●	To continue to work closely with local Thailand commercial banks to attract more retail chain customers to our secure logistic solutions such as outsourced cash management services;

●	To work closely with existing customers to extend our secure logistics solutions throughout Thailand and other industries and

●	To explore upgrading the cash processing system to include AI related functions and capabilities.

Secure Logistics Customers

Since 2008, the major customer of our secure logistics business has been the Government Savings Bank, a state-owned Thai bank located in Bangkok.

For the year ended December 31, 2021, the revenue derived from the Government Savings Bank was approximately $9.6 million, which accounted for approximately 27.3% of our revenue.

For the year ended December 31, 2021, our next four largest customers were the Bank of Ayudhya Public Company, CP All Public Company, TTB Bank Public Company (Thanachart Bank Public Company was one of our five major customers in fiscal year 2020 which had merged with TMB Bank Public Company in June 2021 to become TTB Bank Public Company) and Big C Super Center Public Company. The total revenue derived from these four customers was approximately $15.7 million or 44.6% of our revenue. Our top five customers combined accounted for approximately 71.9% of our revenue. We have four customers that accounted for 10% or more of our revenue for the years ended December 31, 2021, 2020 and 2019 (See Note 23 “Concentrations” in our audited consolidated financial statements for details).

For the year ended December 31, 2021, substantially all of our revenues were derived from secure logistic customers of approximately $35.15 million. 64% of our revenue was generated from bank customers, while retail customers and others such as hospitality, corporate and logistics sectors accounted for 36% of these revenues.

We are now starting to diversify our customer portfolio by acquiring more retail customers and entering other new service sectors in order to balance our portfolio and better protect our business.

Our business development and customer service teams actively participate in all contract renewal processes in order to retain the contracts that are up for renewal and to establish and maintain good relationships with our customers.

Secure Logistics Competition

Our principal business is secure logistics. The chart below references GF Cash (CIT) as “GFCTH” and names GF Cash (CIT)’s competitors showing relative market share in 2021.

THAILAND MARKET SHARE 2021

Source: Thailand Revenue Department

The secure logistics industry in Thailand is subject to significant competition and pricing pressure. The main competitors are the international companies such as Brinks, and there are also many local CIT competitors in Thailand having very good relationships with their customers. We expect our secure logistics competition to increase and this could affect our pricing strategies in the future.

Additionally, several banks have their own CIT subsidiaries which serve these banks exclusively.

We also face potential competition from certain commercial banks that market their own cash management solutions to their customers and hire CIT companies as their CIT suppliers.

Across the CIT industry, most CIT companies want to have a footprint in the retail sector and they use lower pricing as a competitive strategy.

Despite the high competition in the CIT industry in Thailand, we believe that we have significant competitive advantages, including:

●	Full coverage in the entire country with 21 branches;

●	Flexible and reliable operations;

●	Continuity of our management team;

●	The authorization by the BOT of GF Cash (CIT) to run 10 Cash Centers in Thailand to support Cash Center operations to the BOT;

●	Long term relationship with local commercial banks;

●	40 years of experience among the staff/management team in the cash logistics solutions business in Thailand; and

●	In 2021, the award by the BOT of GF Cash as Consolidated Cash Centre operator in Khon Kean & Hadyai.

Robotics Solutions Business Sales & Marketing

During the 2022 fiscal year, we plan to undertake the following activities to promote our Robotics Solutions business:

●	To continue to offer our robots on a free trial basis and to provide rental and purchase options to drive market penetration and coverage;

●	To use our existing nationwide infrastructure in Thailand to promote and introduce our robotic solutions as the country begins to recover from the COVID lockdown, in particular, to hotels, airports, transportation hubs, hospitals and shopping centers;

●	To work closely with partners globally in the region to promote and introduce our robotic solutions, in particular, in Singapore, Hong Kong, Malaysia, Macau and other Asia Pacific regions and the US; and

●	To continue to develop and integrate the ICP to facilitate future additional revenue streams from AI related applications and features that includes but not limited to a customer user friendly dashboard that allows clients to remotely monitor and analyze the data sensed from the robots deployed within their premises.

Robotics Solutions Customers

Since the inception of our Robotics Solutions business, the deployment of our robots (free trial, service fee basis and sales) has primarily been at hospitals, educational institutions, entertainment venues, government buildings, and shopping malls in Thailand, Hong Kong, Singapore, Malaysia, Macau and other markets across Asia.

Robotics Solutions Competition

The robotics industry globally is still in its infancy. Competition is high as most competitors are engaged in selling robots as a stand-alone product. The majority of our competitors are Chinese and Japanese robotics manufacturers. At present, there is no clear market leader.

Despite the highly competitive environment, we believe we have the following competitive advantages:

●	Existing distribution network via our secure logistics business particularly in Thailand;

●	40 years of business experience in delivering services to customers; and

●	Development of the Intelligent Cloud Platform that will enhance the customer experience and value.

Information Security Business (Sales & Marketing)

During the 2022 fiscal year, we plan to undertake the following activities to promote our Information Security business:

●	Work with customers to extend testing services within their organizations and to their customers;

●	Continue to explore overseas expansion via existing business networks in Thailand and Hong Kong; and

●	Develop automated penetration testing applications to facilitate the Software as a Service (SaaS) business model.

Information Security Customers

Our customers in the Information Security business are primarily within the financial, logistics, retail, hospitality, and corporate services segments. Our business managers are in constant contact with customers to ensure that all service requests are delivered on a timely basis. The majority of service requests are based on annual penetration test requirements by the customers.

Information Security Competition

The information security industry globally is extremely fragmented with numerous start-ups targeting niche segments of the information security market. We expect that with the growing transformation of existing business to online platforms, the demand for various Information Security solutions will grow significantly. Competition is high as existing dominant players in the US and Europe try to gain market share within the Asia Pacific region. However, we believe that there will be a merging of physical security and Information Security as customers will require not only physical security but also the Information Security solutions.

Despite the high competition, we believe that we have significant advantages in our information security solutions, including;

●	Existing distribution network via our secure logistics business particularly in Thailand;

●	40 years of business experience in delivering services to customers; and

●	The only PCI ASV approved scanning vendor in Hong Kong.

THE OFFERING

Ordinary Shares Offered by Us	8,739,351 shares

Offering Price Per Share	$1.15

Ordinary Shares Outstanding Immediately Before the Offering	32,629,836 shares

Ordinary Shares to be Outstanding Immediately After the Offering	41,369,187 shares

Market for the Ordinary Shares	Our Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “GFAI.”

Use of Proceeds	We intend to use the net proceeds from this offering for acquisitions and partnerships, investments in technology and expanding corporate infrastructure, expansion of its sales team and marketing efforts and for general working capital purposes. See “Use of Proceeds” on page S-22 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares. See “Risk Factors” beginning on page S-18 of this prospectus supplement and on page 6 of the accompanying prospectus and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Transfer Agent and Registrar	VStock Transfer, LLC

The number of our Ordinary Shares to be outstanding after this offering is based on 32,629,836 Ordinary Shares issued and outstanding on April 6, 2022.

The number of shares of our Ordinary Shares outstanding immediately before and immediately after this offering excludes:

●	2,920,000 Ordinary Shares reserved for future issuance under our Guardforce AI Co., Limited 2022 Equity Incentive Plan;

●	11,879,993 Ordinary Shares issuable upon exercise of the private placement warrants, at an initial exercise price of $1.15 per share with the expiration date of January 20, 2027;

●	3,515,326 Ordinary Shares issuable upon exercise of the publicly listed warrants, at an initial exercise price of $1.15 per share with the expiration date of September 28, 2026; and

●	180,723 Ordinary Shares issuable upon exercise of the warrants, that were issued to the assignee of the representative of the underwriters in our initial public offering.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks described below as well as the risks described in the section captioned “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2021, and as updated by any document that we subsequently file with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you make a decision to invest in our securities. If any of such risks actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our Ordinary Shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Information.”

RISKS RELATED TO THIS OFFERING

We will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have considerable discretion in the application of the net proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase the price of our shares. The net proceeds may also be placed in investments that do not produce income or that lose value. The failure to use such funds by us effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

A large number of shares may be sold in the market following this offering, which may significantly depress the market price of our Ordinary Share.

The Ordinary Shares sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our Ordinary Shares may be sold in the public market following this offering. If there are significantly more ordinary shares offered for sale than buyers are willing to purchase, then the market price of our Ordinary Shares may decline to a market price at which buyers are willing to purchase the offered Ordinary Shares and sellers remain willing to sell the Ordinary Shares.

If we fail to maintain compliance with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for trading our shares and make obtaining future debt or equity financing more difficult for us.

On March 9, 2022, we received a written notification from the Nasdaq Listing Qualifications Department (the “Notification Letter”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s Ordinary Share has been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2).

Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of US$1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s Ordinary Shares for the 30 consecutive business days from January 25, 2022 to March 8, 2022, the Company no longer meets the minimum bid price requirement. The Ordinary Shares may be delisted if we fail to maintain certain Nasdaq listing requirements.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was given 180 calendar days, or until September 6, 2022 to regain compliance with Rule 5550(a)(2). To regain compliance, the Company’s ordinary shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive business days. If the Company does not regain compliance during such 180-day period, the Company may be eligible for an additional 180 calendar days, provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq except for Nasdaq Listing Rule 5550(a)(2), and provide a written notice of its intention to cure this deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

We cannot assure you that the Company will continue to comply with the requirements for continued listing on the Nasdaq Capital Market in the future. If our Ordinary Share loses its status on the Nasdaq Capital Market, our Ordinary Shares would likely trade in the over-the-counter market. If our shares were to trade on the over-the-counter market, selling our Ordinary Shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event our Ordinary Share is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our Ordinary Share, further limiting the liquidity of our Ordinary Share. These factors could result in lower prices and larger spreads in the bid and ask prices for our Ordinary Share. Such delisting from the Nasdaq Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

If our ordinary shares were delisted from Nasdaq, we may become subject to the trading complications experienced by “Penny Stocks” in the over-the-counter market.

Delisting from Nasdaq may cause our Ordinary Share to become subject to the SEC’s “penny stock” rules. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. One such exemption is to be listed on Nasdaq. Therefore, were we to be delisted from Nasdaq, our Ordinary Share may become subject to the SEC’s “penny stock” rules. These rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction, and (iv) monthly account statements showing the market values of our securities held in the customer’s accounts. A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer’s confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for shareholders to purchase or sell our Ordinary Share. Because the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

The market price of our Ordinary Share has been volatile, leading to the possibility that its value may be depressed at a time when you want to sell your holdings.

The market price of our Ordinary Share has been volatile, and this volatility may continue. From September 29, 2021 through April 6, 2022, the closing price of our Ordinary Share on the Nasdaq Capital Market has ranged from a high of $3.96 to a low of $0.36. Numerous factors, many of which are beyond our control, may cause the market price of our Ordinary Share to fluctuate significantly. These factors include, among others:

●	actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

●	changes in financial estimates by us or by any securities analysts who might cover our share;

●	speculation about our business in the press or the investment community;

●	significant developments relating to our relationships with our customers or suppliers;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;

●	customer demand for our services and products;

●	investor perceptions of our industry in general and our company in particular;

●	the operating and share performance of comparable companies;

●	general economic conditions and trends;

●	major catastrophic events;

●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

●	loss of external funding sources; and

●	sales of our Ordinary Share, including sales by our directors, officers or significant shareholders;

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Share will trade. We cannot give any assurance that these factors will not occur in the future again. In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our Ordinary Share. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we become involved in similar securities class action litigation in the future, it could result in substantial costs and diversion of our management’s attention and resources and could harm our stock price, business, prospects, financial condition and results of operations.

The effect of the coronavirus disease 2019 or the perception of its effects, on our operations and the operations of our customers and suppliers could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We have been closely monitoring the coronavirus disease 2019, or COVID-19, pandemic that has been spreading all over the world, including to Thailand. The duration and extent of the coronavirus pandemic and related government actions may impact many aspects of our business, including creating workforce limitations, travel restrictions and impacting our customers and suppliers. If a significant percentage of our workforce is unable to work, either because of illness or travel or government restrictions in connection with the coronavirus outbreak, our operations may be negatively impacted. The Company’s response strategy in areas of high impact may result in a temporary reduced workforce as a result of self-isolation or other government or Company imposed measures to quarantine impacted employees and prevent infections at the workplace.

In addition, the coronavirus may result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, including Thailand, resulting in an economic downturn that could affect demand for our products and services. Imposed government regulations could adversely impact the Company’s results of operations, business, financial condition, or prospects derived from its operations in Thailand or other affected areas. Further, the outbreak of the coronavirus may negatively impact our customers and related service providers, which would likely impact our revenues and operating results. Any of these events could have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

Given the ongoing and dynamic nature of the circumstances surrounding COVID-19, it is difficult to predict how COVID-19, including any responses to it, will impact the global economy and our business or for how long any disruptions are likely to continue. The extent of such impact will depend on future developments, which are uncertain, evolving and difficult to predict, including, but not limited to, new information which may emerge concerning, additional variants of COVID-19 that may be able to circumvent the protections afforded by existing vaccines and/or may be more transmissible (like the Omicron variant) or result in more severe sickness (like the Delta variant), additional actions which may be taken to contain COVID-19 or treat its impact, such as re-imposing previously lifted measures or putting in place additional restrictions, and the availability, pace of distribution and social acceptance of effective vaccines and of government efforts to slow the spread of COVID-19.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops was reported. Although the length and impact of the ongoing military conflict is highly unpredictable, and although we currently have no operations or sales in either Russia or Ukraine, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets. We are continuing to monitor the situation in Ukraine and globally and assessing its potential impact on our business.

Governments in the United States and many other countries, or the Sanctioning Bodies, have imposed economic sanctions on certain Russian individuals, including politicians, and Russian corporate and banking entities. The Sanctioning Bodies, or others, could also institute broader sanctions on Russia, including banning Russia from global payments systems that facilitate cross-border payments. These sanctions, or even the threat of further sanctions, may result in the decline of the value and liquidity of Russian securities, a weakening of the ruble or other adverse consequences to the global economy.

The current war in Ukraine, and geopolitical events stemming from such conflicts, could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. The extent and duration of the military action, resulting sanctions and resulting future market disruptions in the region are impossible to predict, but could be significant and have a severe adverse effect worldwide financial markets and economy.

Any of the abovementioned factors could affect our ability to search for a target and consummate a business combination. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this prospectus supplement.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $8.99 million, after deducting placement agent fees and other estimated expenses of this registered direct offering payable by us.

We intend to use the net proceeds from this offering for acquisitions and partnerships, investments in technology and expanding corporate infrastructure, expansion of the Company’s sales team, and marketing efforts, and general working capital. Pursuant to the Securities Purchase Agreement we have entered into with the investors in this offering, we have, subject to certain exceptions, agreed not to use the proceeds of this offering (a) for the satisfaction of any portion of our Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Ordinary Shares or Ordinary Share equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations. We may segregate a small portion of the proceeds from this offering for the purpose of indemnification of the Placement Agent.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

DILUTION

Investors of our Ordinary Shares offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value of their Ordinary Shares from the offering price of the Ordinary Shares. The net tangible book value of our Ordinary Shares as of December 31, 2021 was approximately $4,395,491 or $0.21 per share. Net tangible book value per share of our Ordinary Shares is equal to our net tangible assets (tangible assets less total liabilities) divided by the number of Ordinary Shares issued and outstanding as of December 31, 2021.

After reflecting the sale of 8,739,351 Ordinary Shares offered by us at the public offering price of $1.15 per share, less placement agent fee and estimated offering expenses, our adjusted net tangible book value per our Ordinary Shares as of December 31, 2021 would have been $0.45 per share. The change represents an immediate increase in net tangible book value per our Ordinary Share of $0.42 per share to existing shareholders and an immediate dilution of $0.52 per share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this per share dilution:

Per Common Share
Offering price per share	$1.15
Net tangible book value per share as of December 31, 2021	0.21
Increase per share attributable to existing investors	0.45
Adjusted net tangible book value per share after giving effect to this offering	$0.42
Dilution per share to new investors	$0.52

The information above is based on 21,201,842 Ordinary Shares issued and outstanding as of December 31, 2021 and the proforma is excluding the following:

●	2,920,000 Ordinary Shares reserved for future issuance under our Guardforce AI Co., Limited 2022 Equity Incentive Plan;

●	4,156,626 Ordinary Shares issuable upon exercise of the publicly listed warrants, at an initial exercise price of $1.15 per share with the expiration date of September 28, 2026; and

●	11,879,993 Ordinary Shares issuable upon exercise of the publicly listed warrants, at an initial exercise price of $1.30 per share with the expiration date of January 20, 2027;

●	180,723 Ordinary Shares issuable upon exercise of the warrants, that were issued to the assignee of the representative of the underwriters in our initial public offering.

●	260,000 restricted Ordinary Shares granted on January 25, 2022 under our Guardforce AI Co., Limited 2022 Equity Incentive Plan;

●	7,919,997 Ordinary Shares issued in a private placement consummated on January 20, 2022;

●	10,000 restricted Ordinary Shares issued for the investor relations services provided by a third party vendor; and

●	2,142,852 Ordinary Shares issued in connection with our business acquisitions of Shenzhen GFAI and Guangzhou GFAI on March 22, 2022.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of December 31, 2021:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the issuance and sale of 8,739,351 Ordinary Shares at the offering price of $1.15 per share, after deducting placement agent fees and expenses and estimated offering expenses payable by us.

	As of December 31, 2021
	Actual		Pro Forma
Cash and cash equivalents and restricted cash		$15,853,811		$24,845,619
Total current liabilities		$22,495,748		$22,495,748
Shareholder’ equity (deficit)	$		$
Ordinary Share, $0.003 par value; 300,000,000 authorized; 21,201,842 issued and outstanding as of December 31, 2021		63,606		89,824
Subscription receivable		(50,000)		(50,000)
Additional paid-in capital		15,379,595		24,345,185
Legal reserve		223,500		223,500
Warrants reserve		251,036		251,036
Retained earnings (Deficit)		(10,204,220)		(10,204,220)
Accumulated other comprehensive income		821,527		821,527
Non-controlling interests		$39,935		39,935
Total capitalization		$6,524,979		15,516,787

The information above is based on 21,201,842 Ordinary Shares issued and outstanding as of December 31, 2021, and the proforma is excluding the following:

●	2,920,000 Ordinary Shares reserved for future issuance under our Guardforce AI Co., Limited 2022 Equity Incentive Plan;

●	4,156,626 Ordinary Shares issuable upon exercise of the publicly listed warrants, at an initial exercise price of $1.30 per share with the expiration date of September 28, 2026;

●	11,879,993 Ordinary Shares issuable upon exercise of the publicly listed warrants, at an initial exercise price of $1.30 per share with the expiration date of January 20, 2027;

●	180,723 Ordinary Shares issuable upon exercise of the warrants, that were issued to the assignee of the representative of the underwriters in our initial public offering;

●	260,000 restricted Ordinary Shares granted on January 25, 2022 under our Guardforce AI Co., Limited 2022 Equity Incentive Plan;

●	7,919,997 Ordinary Shares issued in a private placement consummated on January 20, 2022;

●	10,000 restricted Ordinary Shares issued for the investor relations services provided by a third party vendor; and

●	2,142,852 Ordinary Shares issued in connection with our business acquisitions of Shenzhen GFAI and Guangzhou GFAI on March 22, 2022.

DESCRIPTION OF ORDINARY SHARES WE ARE OFFERING

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our Memorandum of Association and Articles of Association and the Companies Act. We were incorporated in the Cayman Islands on April 20, 2018 under the Companies Act. Following completion of the 3:1 share consolidation and increase in authorized share capital, we have an authorized share capital of $900,000 divided into 300,000,000 Ordinary Shares, $0.003 par value per share, which may be issued from time to time at the discretion of the Board of Directors without shareholder approval.

In this offering, we are offering 8,739,351 Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus. The following is a summary of the rights of the Company’s Ordinary Shares. This summary is not complete. For more detailed information, please refer to the Company’s Amended and Restated Memorandum and Articles of Association, a copy of which was furnished as Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K filed on August 25, 2021 and is incorporated by reference into this prospectus supplement. Our shareholders adopted our Amended and Restated Memorandum of Association by a special resolution on February 5, 2020 and the Articles of Association was adopted at incorporation.

As of April 6, 2022, there were 32,629,836 Ordinary Shares issued and outstanding. In addition, we currently have 15,576,042 warrants issued and outstanding, which include: (i) warrants to purchase 3,515,326 ordinary shares and these warrants are exercisable at an exercise price of $1.15 per share with the expiration date of September 28, 2026; (ii) warrants to purchase 11,879,993 ordinary shares, at an initial exercise price of $1.15 per share with the expiration date of January 20, 2027; and (iii) 180,723 warrants that were issued to the assignee of the representative of the underwriters in our initial public offering..

The following are summaries of material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders, who are non-residents of the Cayman Islands, may freely hold and vote their ordinary shares.

Dividends

The holders of our ordinary shares are entitled to receive such dividends as may be declared by our board of directors subject to our Memorandum and Articles of Association and the Companies Act. Under Cayman Islands law, our company may pay a dividend out of either profits or share premium account in accordance with the Companies Act, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Register of Members

Under Cayman Islands law, we must keep a register of members and there must be entered therein:

●	the names and addresses of the members, a statement of the number and category of shares held by each member, in certain cases distinguishing each share by its number, and of the amount paid or agreed to be considered as paid, on the shares of each member and whether each relevant category of shares held by a member carries voting rights, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of any matters directed or authorized by the Companies Act to be inserted therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

If the name of any person is, without sufficient cause, entered in or omitted from the register of members, or if default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member, the person or member aggrieved or any member or our company itself may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Voting Rights

Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our Company. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10% of all voting power of our paid up share capital in issue and entitled to vote. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our Memorandum and Articles of Association. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles of Association.

General Meetings and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles of Association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting, and the annual general meeting will be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by our board of directors. The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow one or more shareholders holding in aggregate, at the date of such requisition, not less than ten percent of the paid up voting share capital to requisition a general meeting of the shareholders, in which case our board is obliged to convene a general meeting and to put the resolutions so requisitioned to a vote at such meeting not later than 21 days from the date of deposit of the requisition. However, our Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or general meetings not called by such shareholders.

A quorum required for any general meeting of shareholders consists of one or more shareholders present in person or by proxy holding at least a majority of the paid up voting share capital of the Company. If the Company has only one shareholder, that only shareholder present in person or by proxy shall be a quorum for all purposes. Advance notice of at least seven clear calendar days is required for the convening of any general meeting of our shareholders.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles of Association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share.

If our directors refuse to register a transfer they are obligated to, within two months after the date on which the instrument of transfer was lodged, send to the transferor and transferee notice of such refusal.

The transferor of any ordinary shares shall be deemed to remain the holder of that share until the name of the transferee is entered in the register of members.

For the purpose of determining members entitled to notice of, or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend or other distributions, or in order to make a determination of members for any other purpose, our board of directors may provide that the register of members shall be closed for transfers for a stated period which shall not in any case exceed forty (40) days.

Liquidation

On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the capital paid-up at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the capital paid up at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the capital paid-up. We are an exempted company with “limited liability” incorporated under the Companies Act, and under the Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our Memorandum of Association contains a declaration that the liability of our members is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least fourteen days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption at our option. Our Company may also repurchase any of our ordinary shares provided that the manner and terms of such purchase have been approved by our board of directors and agreed with the relevant member. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of the share premium account in accordance with the Companies Act. Redemption or repurchase of any share may also be paid out of capital if the Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding other than treasury shares, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time our share capital is divided into different classes of shares, the rights attached to any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, be varied with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than two thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of that class.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Changes in Capital

Our shareholders may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution prescribes;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our Memorandum of Association;

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; or

●	convert all or any of our paid-up shares into stock and reconvert that stock into paid up shares of any denomination.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company;

●	an exempted company may register as a segregated portfolio company; and

●	may apply to be registered as a special economic zone company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. As a foreign private issuer, we may from time to time elect to follow home country practice in lieu of the Nasdaq Marketplace Rules.

PLAN OF DISTRIBUTION

EF Hutton, division of Benchmark Investments, LLC, which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated April 6, 2022. The placement agent is not purchasing or selling any Ordinary Shares offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of Ordinary Shares, but has agreed to use its best efforts to arrange for the sale of all of the Ordinary Shares offered hereby. We have entered into a securities purchase agreement with the investors pursuant to which we will sell to the investors 8,739,351 Ordinary Shares in this takedown from our shelf registration statement. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our Ordinary Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

Under the securities purchase agreement, we will be precluded from engaging in subsequent equity or equity-linked securities offerings, or from filing with the SEC any registration statement, or amendment or supplement thereto, except with respect to this offering, for a period of 45 days from the closing of the offering, subject to certain exceptions.

In addition, we also agreed with the investors that from the date of this prospectus supplement until February 9, 2023, and subject to certain additional restrictions thereafter, we will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which we:

●	issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares; or

●	enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

We also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the securities purchase agreement.

Fees and Expenses

We have agreed to pay the placement agent a total cash fee equal to 7.5% of the gross proceeds of this offering and an additional cash fee equal to 0.5% of the gross proceeds raised by the Company in the offering for non-accountable expenses. We have agreed to reimburse the placement agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, $70,000. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $135,405.

The following table shows per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of our Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the Ordinary Shares offered hereby:

	Per Ordinary Share	Total
Offering Price	$1.15	$10,050,253.65
Placement Agent Fees (1)	$0.092	$804,020.29
Proceeds, before expenses, to us	$1.058	$9,246,233.36

(1)	In addition, we have agreed to reimburse the placement agent for certain offering-related expenses up to an aggregate of $70,000. See “Plan of Distribution.”

After deducting certain fees and expenses due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $8.99 million.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. Under these rules and regulations, the placement agent may not: (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and the Securities Purchase Agreement. Copies of the each have previously been included, or will be included, as exhibits to our reports on Form 6-K that have been or will be furnished to the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part.

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Relationships

The placement agent and its affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Vstock Transfer, LLC. The address for VStock Transfer, LLC is 18 Lafayette Place, Woodmere, New York, 11598, and the telephone number is 212 828-8436.

Listing

Our Ordinary Shares and warrants are both listed on the Nasdaq Capital Market under the symbol “GFAI” and “GFAIW”, respectively.

EXPENSES

The following table sets forth the estimated costs and expenses (not including placement agent’s fees and commissions, accountable expenses and non-accountable expenses) payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$13,905.00
FINRA fee	$23,000.00
Legal fees and expenses	$37,500.00
Accounting fees and expenses	$51,000.00
Printing fees and expenses	$5,000.00
Miscellaneous	$5,000.00
Total	$135,405.00

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Conyers Dill & Pearman, Cayman Islands counsel. Certain other legal matters will be passed upon for us by Bevilacqua PLLC. Bevilacqua PLLC may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Watson Farley & Williams (Thailand) Limited with respect to matters governed by Kingdom of Thailand law. Hunter Taubman Fischer & Li LLC is representing the placement agent in this offering.

EXPERTS

The consolidated financial statements of our Company as of December 31, 2021 have been incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by the accounting firm of PKF Littlejohn LLP, an independent registered public accounting firm, as indicated in their report thereon dated March 31, 2022, which is incorporated by reference herein in reliance upon such firm’s authority as experts in auditing and accounting.

The consolidated financial statements of our Company as of December 31, 2020 and 2019 have been incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by the accounting firm of Wei, Wei & Co. LLP, an independent registered public accounting firm, as indicated in their report thereon dated April 29, 2021, except for Notes 2, 17, 18, 21 and 24 which are dated September 14, 2021, which is incorporated by reference herein in reliance upon such firm’s authority as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made on or after the date hereof and until termination of the offering to which this prospectus supplement relates. Unless otherwise noted, all of the documents listed below have the SEC file number 001-40848:

●	the Company’s Reports on Form 6-K furnished to the SEC on April 6, 2022 and April 7, 2022;

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022; and

●	the description of the Company’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A12B (File No. 001-40848) filed with the SEC on September 28, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Our filings with the SEC, including our Annual Report on Form 20-F, Reports of Foreign Private Issuer on Form 6-K and amendments to those reports and you may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Guardforce AI Co., Limited,

10 Anson Road, #28-01 International Plaza,

Singapore 079903

+66 (0) 2973 6011

Attention: Investor Relations

Except for the documents incorporated by reference as noted above, we do not incorporate into this prospectus supplement any of the information included in our website.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to our Ordinary Shares offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information regarding us and the Ordinary Shares offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

This registration statement, including exhibits thereto, and all of our reports may be reviewed on the SEC’s website, at the address: http://www.sec.gov, which provides on-line access to reports and other information regarding registrants that file electronically with the SEC.

PROSPECTUS

GUARDFORCE AI CO., LIMITED

$150,000,000

Ordinary Shares

Debt Securities

Warrants

Rights

Units

We may offer, issue and sell from time to time our ordinary shares, par value $0.003 per share (“Ordinary Shares”), debt securities, warrants, rights or units up to $150,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. We may sell any combination of these securities in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GFAI” and our warrants are listed on the Nasdaq Capital Market under the symbol “GFAIW”. On December 22, 2021, the closing sale price of our Ordinary Shares and warrants, as reported on the Nasdaq Capital Market, was $1.16 and $0.51, respectively.

We will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before you invest in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The securities may be offered and sold in the same offering or in separate offerings, to or through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any option to purchase additional securities held by them will be described in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 6 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 5, 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our Annual Report on Form 20-F and our other periodic reports. Unless the context otherwise requires, the terms “we,” “our,” “us,” “our company,” and the “Company” in this prospectus each refer to Guardforce AI Co., Limited and its consolidated subsidiaries.

Company Overview

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus and the other information incorporated by reference into this prospectus.

We are a market leader with almost 40 years of experience in the cash logistics business in Thailand and our services include cash-in-transit, dedicated vehicles to banks, ATM management, cash center operations, cash processing, coin processing, cheque center, and cash deposit machine solutions (cash deposit management and express cash service). Our customers include local commercial banks, chain retailers, coin manufacturing mints, and government authorities. Our five major customers are Government Savings Bank, Bank of Ayudhya, TMB Bank, Thanachart Bank and CP All Public Company. A few global customers also retain our services under temporary contract. As of the date of this prospectus, we employed 1,805 staff, including 30 staff located in Hong Kong office and 1,775 staff located in Thailand’s office and 21 branches of GF Cash (CIT) and had 478 vehicles.

We were founded in 2018 to acquire our operating subsidiary GF Cash (CIT). The principal executive office of our Company has been changed to Singapore from Bangkok, Thailand since November 2021.

Our operating subsidiary, GF Cash (CIT), was founded in 1982 (the Company was formerly named Securicor (Thailand) Limited) and was renamed G4S Cash Service (Thailand) Limited in 2005. The Company was renamed again as Guardforce Cash Solution (Thailand) Limited in 2016 and the name was further changed to Guardforce Cash Solution Security (Thailand) Company Limited in 2018. The principal office of GF Cash (CIT) is located in Bangkok, Thailand.

Substantially all of our revenues are derived from GF Cash (CIT)’s secure logistic business and gross revenue for the years ended December 31, 2020 and 2019 was approximately $37.65 million and $38.57 million, respectively.

In 2020, in addition to our secure cash logistics business, we began to develop other non-cash related solutions and services. In view of the pace of global robotics development and in response to the more automated requirements, driven in part by the COVID-19 pandemic, we have begun to rollout robotic solutions for our customers in Thailand and the rest of the Asia Pacific region. As of December 31, 2020, we had generated approximately $0.2 million in revenue from our robotic solutions business.

In March 2021, we acquired, majority owned subsidiary, Handshake Networking Limited (“Handshake”), has been providing professional penetration testing and forensics analysis in Hong Kong and the Asia Pacific region since 2004. Our acquisition of a majority stake in this business has provided us with the experience, expertise and creditability to capitalize on the growing cybersecurity market.

Corporate Information

Our corporate address is 10 Anson Road, #28-01 International Plaza, Singapore 079903. Our company email address is info@guardforceai.com.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our website can be found at https://www.guardforceai.com. The information contained on our website is not a part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our Securities.

Recent Development

Enter Into Transfer Agreements

On November 1, 2021, the Company entered into a Transfer Agreement (the “Singapore Agreement”) to acquire 100% of the equity interests in Guardforce AI Singapore Pte. Ltd., a company incorporated in Singapore (“Guardforce AI Singapore”). Pursuant to the Agreement, Guardforce AI Singapore bacame a wholly owned subsidiary of the Company.

On November 18, 2021, the Company entered into a Transfer Agreement (the “Macau Agreement”) to acquire 100% of the equity interests in Macau GF Robotics Limited, a company incorporated in Macau (“Macau GF”). Pursuant to the Macau Agreement and upon the closing of the acquision, Macau GF will become a wholly owned subsidiary of the Company.

On the same day, the Company entered into another Transfer Agreement (the “Malaysia Agreement”) to acquire 100% of the equity interests in GF Robotics Malaysia Sdn. Bhd., a company incorporated in Malaysia (“Malaysia GF”). Pursuant to the Malaysia Agreement and upon the closing of the acquisition, Malaysia GF will become a wholly owned subsidiary of the Company.

Changes in Company’s Certifying Accountant

Previous Independent Registered Public Accounting Firm

On October 25, 2021, the Company dismissed its independent registered public accounting firm, Wei, Wei & Co., LLP (“Wei, Wei & Co.”), effective immediately.

The audit reports of Wei, Wei & Co. on the Company’s financial statements as of and for the fiscal years ended December 31, 2020 and 2019 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change the independent registered public accounting firm was recommended and approved by the Audit Committee and Board of Directors of the Company.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and for the subsequent interim period through October 25, 2021, the Company had no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with Wei, Wei & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Wei, Wei & Co., would have caused it to make reference in connection with its opinion to the subject matter of the disagreements.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and for the subsequent interim period through October 25, 2021, there was no “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the instructions related thereto.

New Independent Registered Public Accounting Firm

On October 19, 2021, the Audit Committee and the Board of Directors of the Company appointed PKF Littlejohn LLP (“PKF”) as its new independent registered public accounting firm to audit and review the Company’s financial statements.

During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and for the subsequent interim period through the date hereof prior to the engagement of PKF, neither the Company nor anyone on its behalf consulted PKF regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that PKF concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Risk factors summary

There are a number of risks that you should consider and understand before making an investment decision regarding securities that we are offering. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth or incorporated by reference in the section titled “Risk Factors” and before deciding whether to invest in our securities. These risks include, but are not limited to:

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	The effect of the coronavirus, or the perception of its effects, on our operations and the operations of our customers and suppliers could have a material adverse effect on our business, financial condition, results of operations and cash flows;

●	Our negative operating profits may raise substantial doubt regarding our ability to continue as a going concern;

●	We operate in highly competitive industries;

●	We currently report our financial results under IFRS;

●	We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our recent revenues;

●	Changes to legislation in Thailand may negatively affect our business;

●	Unexpected increases in minimum wages in Thailand would reduce our net profits;

●	Increases in fuel cost would negatively impact our cost of operations;

●	We might not have sufficient cash to fully execute our growth strategy;

●	We might not have sufficient cash to repay a related party loan obligation;

●	Our business success depends on retaining our leadership team and attracting and retaining qualified personnel;

●	In the future we may not be able to use the Guardforce trademark, which could have a negative impact on our business;

●	We may be subject to service quality or liability claims, which may cause us to incur litigation expenses and to devote significant management time to defending such claims, and if such claims are determined adversely to us we may be required to pay significant damage awards;

●	Decreasing use of cash could have a negative impact on our business;

●	Implementation of our robotics solution has required, and may continue to require, significant capital and other expenditures, which we may not recoup;

●	We may fail to successfully integrate our acquisition of Handshake Networking Ltd. and may fail to realize the anticipated benefits;

●	We may not be able to obtain the necessary funding for our future capital or refinancing needs;

●	Any compromise of the cybersecurity of our platform could materially and adversely affect our business, operations and reputation; and

●	Our transfer pricing decisions may result in uncertain tax exposures for our group.

Risks Relating to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

●	We rely upon structural arrangements to establish control over certain entities and government authorities may determine that these arrangements do not comply with existing laws and regulations.

Risks Relating to Doing Business in Thailand

Risks and uncertainties related to doing business in Thailand include, but are not limited to, the following:

●	A severe or prolonged downturn in the global economy or the markets that we primarily operate in could materially and adversely affect our revenues and results of operations;

●	We are vulnerable to foreign currency exchange risk exposure; and

●	The ability of our subsidiaries to distribute dividends to us may be subject to restrictions under the laws of their respective jurisdictions.

Risks Related to Our Securities

Risks and uncertainties related to our securities include, but are not limited to, the following:

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in the prospectus based on foreign laws;

●	We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such we are exempt from certain provisions applicable to U.S. domestic public companies;

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our shares; and

●	One shareholder currently owns a majority of our outstanding ordinary shares. As a result, such shareholder will have the ability to approve all matters submitted to our shareholders for approval.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our Ordinary Shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 20-F filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in the Company's other filings with the SEC.

Risks Relating to our Corporate Structure

We rely upon structural arrangements to establish control over certain entities and government authorities may determine that these arrangements do not comply with existing laws and regulations.

The laws and regulations in Thailand place restrictions on foreign investment in and ownership of entities engaged in a number of business activities. The Thai Foreign Business Act B.E. 2542 (1999), or FBA, requires foreigners to obtain approval under the FBA in order to engage in most service businesses. A company registered in Thailand will be considered a foreigner under the FBA if foreigners hold 50% or more of the shares in the company. The Security Guard Business Act B.E. 2558 (2015), or SGBA, also requires that companies applying for approval to engage in the business of providing security guard services by providing licensed security guards to protect people or personal property must have more than half of its shares owned by shareholders of Thai nationality and must have more than half of its directors being of Thai nationality.

We conduct our business activities in Thailand using a tiered shareholding structure in which direct foreign ownership in each Thai entity is less than 50%. The FBA considers the immediate level of shareholding of a company to determine the number of shares held by foreigners in that company for the purposes of determining whether the company is a foreigner within the meaning of the FBA, and will have regard to the shareholdings of a corporate shareholder which holds shares in that company to determine whether that corporate shareholder is a foreigner, however no cumulative calculation is applied to determine the foreign ownership status of a company when it has several levels of foreign shareholding. Such shareholding structure has allowed us to consolidate our Thai operating entities as our subsidiaries.

We have engaged legal counsel Watson Farley & Williams (Thailand) Limited in Thailand, and they are of the opinion that the shareholding structure of GF Cash (CIT) does not result in GF Cash (CIT) being a foreigner within the meaning of the FBA or failing to comply with the nationality requirements imposed by the SGBA. However, the local or national authorities or regulatory agencies in Thailand may reach a different conclusion, which could lead to an action being brought against us by administrative orders or in local courts. The FBA prohibits Thai nationals and non-foreigner companies from assisting, aiding and abetting or participating in the operation of a foreigner’s business if the foreigner would require approval under the FBA to engage in that business, or to act as a nominee in holding shares in a company to enable a foreigner to operate a business in contravention of the FBA. The FBA does not provide detailed guidance on what degree of assistance contravenes the FBA, however Thai shareholders are likely to be regarded as nominees under the FBA if they do not have sufficient funds to acquire their shares or did not pay for their shares, or if they have agreed to not to be paid the dividends to which they would be entitled under the company’s articles of association.

Documentation filed with the Ministry of Commerce includes supporting evidence that the Thai nationals holding shares in AI Thailand had sufficient financial resources to acquire their shares and confirms that AI Thailand has received the amount payable for those shares. If the authorities in Thailand find that our arrangements do not comply with their prohibition or restrictions on foreign investment in our lines of business, or if the relevant government entity otherwise finds that we or any of our subsidiaries is in violation of the relevant laws or regulations or lack the necessary registrations, permits or licenses to operate our businesses in Thailand, they would have broad discretion in dealing with such violations or failures, including:

●	revoking the business licenses and/or operating licenses of such entities;

●	imposing penalties of up to THB 1 million and imprisonment of up to three years plus penalties of THB 50,000 (approximately $1,560) for every day of a continuing offence;

●	ordering the cessation of any aiding or abetting contrary to the FBA;

●	discontinuing or placing restrictions or onerous conditions on the operations of our Thai subsidiaries, or on our operations through any transactions between our Company or our Cayman Islands or BVI subsidiaries on the one hand and our Thai subsidiaries on the other hand;

●	confiscating income from us, our BVI subsidiaries, or Thai subsidiaries, or imposing other requirements with which such entities may not be able to comply;

●	imposing criminal penalties, including fines and imprisonment on our Thai subsidiaries, their shareholders or directors;

●	requiring us to restructure our ownership structure or operations, including the sale of shares in GF Cash (CIT), which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our Thai subsidiaries; or

●	restricting or prohibiting our use of the proceeds of any public offering we may conduct to finance our business and operations in Thailand.

Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of our Thai subsidiaries that most significantly impact their economic performance, or prevent us from receiving the economic benefits or absorbing losses from these entities, we may not be able to consolidate these entities in our consolidated financial statements in accordance with IFRS.

Risks Relating to Doing Business in Thailand

A severe or prolonged downturn in the global economy or the markets that we primarily operate in could materially and adversely affect our revenues and results of operations.

We primarily operate in Thailand. Weak economic conditions as a result of a global economic downturn and decreased demand and prices due to the increased popularity of digital cash across the world may have a negative impact on our business. Decreased demand and prices would reduce our income and weaken our business. There are still great uncertainties regarding economic conditions and the demand for cash processing services. Any turbulence in global economies and prolonged declines in demand and prices in Thailand may adversely affect our business, revenues and results of operations. Apart from the above, the following factors may also affect our business: (1) the threat of terrorism is high within Thailand; (2) the political situation is not stable especially under the military rule and governance; (3) currency exchange rates; (4) bribery and corruption; (5) high tax rates; and (6) unstable energy prices.

We are vulnerable to foreign currency exchange risk exposure.

The value of the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions.

Our consolidated financial statements are expressed in U.S. dollars, which is our reporting currency. Most of the revenues and expenses of GF Cash (CIT) are denominated in the THB. Meanwhile, our functional currency of our various other subsidiaries, is the U.S. dollar. To the extent that we need to convert THB into U.S. dollars for our operations, appreciation of the U.S. dollar against the THB would adversely affect the U.S. dollar amounts we recognize from the conversion. Fluctuations in the exchange rate will also affect the relative value of the U.S. dollar-denominated loan that we have borrowed from a related party.

The ability of our subsidiaries to distribute dividends to us may be subject to restrictions under the laws of their respective jurisdictions.

We are a holding company, and our main operating subsidiary is located in Thailand. Part of our primary internal sources of funds to meet our cash needs is our share of the dividends, if any, paid by our subsidiaries. The distribution of dividends to us from the subsidiaries in these markets as well as other markets where we operate is subject to restrictions imposed by the applicable laws and regulations in these markets. Companies remitting payments to recipients outside of Thailand must obtain approval from the Bank of Thailand at the time of the remittance if the remittance exceeds the equivalent of $50,000. In practice, this approval is managed by the Bank of Thailand and is typically granted if copies of the supporting documentation showing the need for the transaction can be provided. In addition, although there are currently no foreign exchange control regulations which restrict the ability of our subsidiaries in Thailand to distribute dividends to us, the relevant regulations may be changed and the ability of these subsidiaries to distribute dividends to us may be restricted in the future.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our services, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes.

We may also use a portion of the net proceeds for business acquisitions, acquire or invest in technologies and general working capital that we believe will enhance the value of our Company. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our Memorandum of Association and Articles of Association and the Companies Act.

We were incorporated in the Cayman Islands on April 20, 2018 under the Companies Act. Following completion of the 3:1 share consolidation and increase in authorized share capital, we have an authorized share capital of $900,000 divided into 300,000,000 Ordinary Shares, $0.003 par value per share, which may be issued from time to time at the discretion of the Board of Directors without shareholder approval.

As of December 23, 2021, there were 21,201,845 Ordinary Shares issued and outstanding. In addition, the Company currently has warrants to purchase 3,795,181 Ordinary Shares issued and outstanding and these warrants are exercisable at an exercise price of $5.1875 per share with the expiration date of September 28, 2026.

The following are summaries of material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Exempted Company

We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company is not required to open its register of members to the general public for inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

Share Capital

General

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders, who are non-residents of the Cayman Islands, may freely hold and vote their ordinary shares.

Dividends

The holders of our ordinary shares are entitled to receive such dividends as may be declared by our board of directors subject to our Memorandum and Articles of Association and the Companies Act. Under Cayman Islands law, our company may pay a dividend out of either profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Register of Members

Under Cayman Islands law, we must keep a register of members and there must be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, in certain cases distinguishing each share by its number, and of the amount paid or agreed to be considered as paid, on the shares of each member and whether each relevant category of shares held by a member carries voting rights, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of any matters directed or authorized by the Companies Act to be inserted therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

If the name of any person is, without sufficient cause, entered in or omitted from the register of members, or if default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member, the person or member aggrieved or any member or our company itself may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Voting Rights

Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our Company. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10% of all voting power of our paid up share capital in issue and entitled to vote. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our Memorandum and Articles of Association. A special resolution will be required for important matters such as a change of name or making changes to our Memorandum and Articles of Association.

General Meetings and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles of Association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by our board of directors. The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow one or more shareholders holding in aggregate, at the date of such requisition, not less than ten percent of the paid up voting share capital to requisition a general meeting of the shareholders, in which case our board is obliged to convene a general meeting and to put the resolutions so requisitioned to a vote at such meeting not later than 21 days from the date of deposit of the requisition. However, our Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

A quorum required for any general meeting of shareholders consists of one or more shareholders present in person or by proxy holding at least a majority of the paid up voting share capital of the Company. If the Company has only one shareholder, that only shareholder present in person or by proxy shall be a quorum for all purposes. Advance notice of at least seven clear calendar days is required for the convening of any general meeting of our shareholders.

Transfer of Ordinary Shares

Subject to the restrictions in our Memorandum and Articles of Association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share.

If our directors refuse to register a transfer they are obligated to, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

The transferor of any ordinary shares shall be deemed to remain the holder of that share until the name of the transferee is entered in the register of members.

For the purpose of determining members entitled to notice of, or to vote at any meeting of members or any adjournment thereof, or members entitled to receive payment of any dividend or other distributions, or in order to make a determination of members for any other purpose, our board of directors may provide that the register of members shall be closed for transfers for a stated period which shall not in any case exceed forty (40) days.

Liquidation

On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the capital paid-up at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the capital paid up at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the capital paid-up. We are an exempted company with “limited liability” incorporated under the Companies Act, and under the Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our Memorandum of Association contains a declaration that the liability of our members is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least fourteen days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof. Our Company may also repurchase any of our ordinary shares provided that the manner and terms of such purchase have been approved by our board of directors and agreed with the relevant member. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of the share premium account. Redemption or repurchase of any share may also be paid out of capital if the Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding other than treasury shares, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time our share capital is divided into different classes of shares, the rights attached to any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, be varied with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate general meeting of the holders of the shares of that class.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Changes in Capital

Our shareholders may from time to time by ordinary resolution:

●	increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution prescribes;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our Memorandum of Association;

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; or

●	convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue and is not intended to be complete. If debt securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the debt securities and a description of how the general terms and provisions described below may apply to that series of the debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount”, or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

●	the price or prices at which the debt securities will be issued;

●	the date or dates on which principal is payable;

●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	our rights or obligations to redeem or purchase the debt securities;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	the currency or currencies of payment of principal or interest;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount;

●	the terms, if any, under which any debt securities will rank junior to any of our other debt;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the provisions, if any, relating to any collateral provided for the debt securities;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	the nature and terms of any security for any secured debt securities; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

●	failure to make sinking fund payments when due;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, who shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	establish the forms or terms of debt securities of any series;

●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

●	change the currency in which the principal, premium or interest, if any, is payable;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;

●	would not be unduly prejudicial to the rights of another holder of the debt securities; and

●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any debt security thereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our Ordinary Shares and/or debt securities in one or more series. We may issue warrants independently or together with our Ordinary Shares and/or debt securities, and the warrants may be attached to or traded separate and apart from these securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;

●	the offering price or prices of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our Ordinary Shares, debt securities or other securities. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price for the rights;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

●	the material terms of any standby underwriting agreement or other arrangement entered into by us in connection with the rights offering.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. You should consult your own tax advisors prior to acquiring any of our securities.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority limitations.

Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our Ordinary Shares, which are listed on the Nasdaq Capital Market. Any Ordinary Shares sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of our Ordinary Shares will be the purchase price of our Ordinary Shares less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of our Ordinary Shares to be made directly or through agents.

To facilitate the offering of the Ordinary Shares offered by us, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Ordinary Shares. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Ordinary Shares by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Ordinary Shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee		$13,905
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, the validity of any securities offered pursuant to this prospectus will be passed upon by Conyers Dill & Pearman. Certain other legal matters relating to U.S. federal law and the laws of the State of New York will be passed upon for us by Bevilacqua PLLC. Legal matters as to Thailand law will be passed upon for us by Watson Farley & Williams (Thailand) Limited. Bevilacqua PLLC may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Watson Farley & Williams (Thailand) Limited with respect to matters governed by Thailand law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

Our consolidated financial statements as of December 31, 2020 and 2019 and for the years then ended included in this registration statement have been audited by Wei, Wei & Co., LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The offices of Wei, Wei & Co., LLP are located at 133-10 39th Avenue, Flushing, New York 11354.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our amended and restated memorandum and articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts against our company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

We have appointed Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

MATERIAL CHANGES

Except for the unaudited condensed consolidated financial statements for the six months ended June 30, 2021 and 2020 incorporated by reference and as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2020, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

FINANCIAL STATEMENTS

GUARDFORCE AI CO., LIMITED AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Guardforce AI Co., Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Guardforce AI Co., Limited and subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of profit or loss, comprehensive income (loss), changes in equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2020, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Wei, Wei & Co., LLP

Flushing, New York
April 29, 2021, except for Notes 2, 17, 18, 21 and 24 which are dated
September 14, 2021

We have served as the Company’s auditor since 2019.

Guardforce AI Co., Limited and Subsidiaries

Consolidated Statements of Financial Position

(Expressed in U.S. Dollars)

		December 31,
	Note	2020	2019

Assets
Current assets:
Cash and cash equivalents	3	$8,414,044	$6,078,691
Accounts receivable, net	5	5,468,911	5,564,630
Withholding taxes receivables	6	690,487	-
Other current assets	7	1,584,884	1,653,469
Inventory	4	495,081	-
Amount due from related parties	21	373,268	105,744
Total current assets		17,026,675	13,402,534

Restricted cash	3	1,715,866	1,609,030
Long-term loan to related party	21	-	315,173
Fixed assets, net	8	7,884,354	9,129,976
Right-of-use assets	9	4,190,351	6,173,590
Intangible assets, net	10	223,408	253,452
Withholding taxes receivable, net	6	3,534,552	6,865,971
Deferred tax assets, net	15	1,038,346	1,008,520
Other non-current assets	7	361,275	532,074
Total Assets		$35,974,827	$39,290,320

Liabilities and (Deficit) Equity
Current liabilities:
Trade and other payables	11	$1,540,411	$1,465,938
Short-term borrowings from financial institutions	12	494,994	1,969,666
Short-term borrowings from related parties	21	-	2,937,301
Short-term borrowings from third party	13	-	14,303,359
Current portion of operating lease liabilities	9	2,211,984	3,177,473
Current portion of finance lease liabilities, net	14	632,105	591,997
Other current liabilities	11	1,249,106	1,895,113
Income tax payables		284,627	-
Amount due to related parties	21	1,670,469	299,384
Total current liabilities		8,083,696	26,640,231

Long-term borrowings from financial institutions	12	993,869	199,447
Operating lease liabilities	9	2,106,429	3,025,844
Long-term borrowings from related parties	21	19,085,812	-
Finance lease liabilities, net	14	1,023,366	1,658,096
Provision for employee benefits	16	6,841,673	6,439,795
Total liabilities		38,134,845	37,963,413

Commitments and Contingencies	22

(Deficit) Equity
Ordinary shares* – par value $0.003 authorized 100,000,000 shares, issued and outstanding 17,356,090 shares at December 31, 2020; par value $0.003 authorized 16,666,663 shares, issued and outstanding 16,666,663 shares at December 31, 2019	17	52,069	50,000
Subscription receivable		(50,000)	(50,000)
Additional paid in capital		2,082,795	2,360,204
Legal reserve	20	223,500	223,500
Deficit		(4,722,294)	(1,596,270)
Accumulated other comprehensive income		204,249	273,579
Total (deficit) equity attributable to equity holders of the Company		(2,209,681)	1,261,013
Total equity attributable to non-controlling interests		49,663	65,894
Total (deficit) equity		(2,160,018)	1,326,907
Total Liabilities and (Deficit) Equity		$35,974,827	$39,290,320

*	Giving retroactive effect to the reverse split on August 20, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

Guardforce AI Co., Limited and Subsidiaries

Consolidated Statements of Profit or Loss

(Expressed in U.S. Dollars)

		For the years ended December 31,
	Note	2020	2019

Revenue		$37,648,782	$38,571,080
Cost of revenue		(31,374,098)	(33,928,496)
Gross margin		6,274,684	4,642,584

Provision for and write off of withholding taxes receivable	6	(1,722,762)	-
Administrative expenses	19	(6,674,472)	(4,753,566)
(Loss) from operations		(2,122,550)	(110,982)

Other income, net		52,956	160,168
Foreign exchange gains, net		68,924	985,829
Finance costs		(898,748)	(886,465)
(Loss) profit before provision for income taxes		(2,899,418)	148,550

Provision for income taxes	15	(242,837)	(88,473)
Net (loss) profit for the year		(3,142,255)	60,077
Less: net loss (profit) attributable to non-controlling interests		16,231	(6,042)
Net (loss) profit attributable to equity holders of the Company		$(3,126,024)	$54,035

(Loss) earnings per share
Basic and diluted (loss) profit for the year attributable to ordinary equity holders of the Company*	17	$(0.18)	$0.00

Weighted average number of shares used in computation:
Basic and diluted*	17	17,224,232	16,666,663

*	Giving retroactive effect to the reverse split on August 20, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

Guardforce AI Co., Limited and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(Expressed in U.S. Dollars)

		For the years ended December 31,
	Note	2020	2019

Net (loss) profit for the year		$(3,142,255)	$60,077
Currency translation differences	2.6	(60,558)	226,031
Remeasurements of defined benefit plan		(8,772)	(131,713)
Total comprehensive income (loss) for the year		$(3,211,585)	$154,395

Attributable to:
Equity holders of the Company		$(3,181,717)	$152,954
Non-controlling interests		(29,868)	1,441
		$(3,211,585)	$154,395

The accompanying notes are an integral part of these consolidated financial statements.

Guardforce AI Co., Limited and Subsidiaries

Consolidated Statements of Changes in Equity (Deficit)

(Expressed in U.S. Dollars)

	Number of Shares*	Amount ($0.003 par*)	Subscription Receivable	Addition Paid-in Capital	Legal Reserve	Accumulated Other Comprehensive Income	Deficit	Non- controlling Interests	Total
Balance as at December 31, 2018	16,666,663	$50,000	$(50,000)	$2,360,204	$223,500	$179,261	$(1,650,305)	$59,852	$1,172,512

Currency translation adjustments	-	-	-	-	-	226,031	-	-	226,031
Remeasurements of defined benefit plan	-	-	-	-	-	(131,713)	-	-	(131,713)
Net profit for the year	-	-	-	-	-	-	54,035	6,042	60,077

Balance as at December 31, 2019	16,666,663	50,000	(50,000)	2,360,204	223,500	273,579	(1,596,270)	65,894	1,326,907

Currency translation adjustments						(60,558)			(60,558)
Capital distribution				(376,276)					(376,276)
Stock-based compensation expenses	689,427	2,069		98,867					100,936
Remeasurements of defined benefit plan						(8,772)			(8,772)
Net loss for the year							(3,126,024)	(16,231)	(3,142,255)

Balance as at December 31, 2020	17,356,090	$52,069	$(50,000)	$2,082,795	$223,500	$204,249	$(4,722,294)	$49,663	$(2,160,018)

* Giving retroactive effect to the reverse split on August 20, 2021.

The accompanying notes are an integral part of these consolidated financial statements

Guardforce AI Co., Limited and Subsidiaries

Consolidated Statements of Cash Flows

(Expressed in U.S. Dollars)

	For the years ended December 31,
	2020	2019
Operating activities
Net (loss) profit	$(3,142,255)	$60,077
Adjustments to reconcile net (loss) profit to net cash provided by operating activities:
Depreciation	4,979,274	5,246,912
Amortization of intangible assets	54,745	43,129
Interest income	-	(8,728)
Stock-based compensation	100,936	-
Interest expense	650,492	515,846
Deferred tax	(30,135)	55,545
Recovery of doubtful accounts, net	(2,872)	(19,554)
Provision for withholding taxes receivable	1,012,543	-
Write off of withholding taxes receivable	710,219	-
Gain from fixed assets disposal	(431)	(27,504)
Changes in operating assets and liabilities:
Accounts and other receivables	389,320	858,205
Other current assets	123,764	122,371
Inventory	(484,745)	-
Amount due from related parties	(373,003)	(12,930)
Other non-current assets	162,998	(196,184)
Trade and other payables	(561,769)	(446,040)
Other current liabilities	(670,072)	(177,789)
Income tax payables	272,972	-
Amount due to related parties	529,489	(381,737)
Withholding taxes receivable	799,606	(960,497)
Provision for employee benefits	386,425	321,489
Net cash provided by operating activities	4,907,501	4,992,611

Investing activities
Purchase of property and equipment	(1,405,190)	(433,513)
Proceeds from disposal of property and equipment	-	29,164
Purchase of intangible assets	(26,316)	(47,163)
Net cash used in investing activities	(1,431,506)	(451,512)

Financing activities
Proceeds from borrowings	7,363,163	3,122,656
Repayment of borrowings	(5,371,766)	(1,072,216)
Interest paid	(248,047)	(260,179)
Lease payments	(2,876,314)	(3,519,282)
Net cash used in financing activities	(1,132,964)	(1,729,021)

Effect of exchange rate changes on cash	99,158	(585,922)
Net increase in cash and cash equivalents, and restricted cash	2,442,189	2,226,156
Cash and cash equivalents, and restricted cash at beginning of year	7,687,721	5,461,565
Cash and cash equivalents, and restricted cash at end of year	$10,129,910	$7,687,721

Non-cash investing and financing activities
Leasehold improvements through finance leases	$-	$62,295

The accompanying notes are an integral part of these consolidated financial statements.

Guardforce AI Co., Limited and Subsidiaries

Notes to the Consolidated Financial Statements

For the years ended December 31, 2020 and 2019

(Expressed in U.S. Dollars)

1.	NATURE OF OPERATIONS

Guardforce AI Co., Limited (“Guardforce”) is a company incorporated and domiciled in the Cayman Islands under the Companies Act on April 20, 2018. The address of its registered office is 96 Vibhavadi Rangsit Road, Talad Bangkhen, Laksi, Bangkok 10210, Thailand. Guardforce is controlled by Guardforce AI Technology Limited (“AI Technology”).

Guardforce AI Holding Limited (“AI Holdings”) was incorporated in the British Virgin Islands under the BVI Business Companies Act, 2004, on May 22, 2018. AI Holdings is a 100% owned subsidiary of Guardforce. AI Holdings’ registered office is located in British Virgin Islands.

Guardforce AI Robots Limited (“AI Robots”) was incorporated in the British Virgin Islands under the BVI Business Companies Act, 2004, on May 22, 2018. AI Robots is a 100% owned subsidiary of Guardforce.

Guardforce AI (Hong Kong) Co., Limited (“AI Hong Kong”) was incorporated in Hong Kong under the Hong Kong Companies’ Ordinance (Chapter 622), on May 30, 2018. AI Hong Kong is a 100% owned subsidiary of Guardforce. Beginning March 2020, AI Hong Kong commenced robotic AI solution business of selling robots.

Southern Ambition Limited (“Southern Ambition”) was incorporated in the British Virgin Islands under the BVI Business Companies Act, 2004, on August 3, 2018. Southern Ambition is a 100% owned subsidiary of AI Robots.

Horizon Dragon Limited (“Horizon Dragon”) was incorporated in the British Virgin Islands under the BVI Business Companies Act, 2004, on July 3, 2018. Horizon Dragon is a 100% owned subsidiary of AI Holdings.

Guardforce AI Group Co., Limited (“AI Thailand”) was incorporated in Thailand under the Civil and Commercial Code at the Registry of partnerships and Companies, Bangkok Metropolis, Thailand, on September 21, 2018 and has 100,000 ordinary plus preferred shares outstanding. 48,999 of the shares in AI Thailand are owned by Southern Ambition Limited, with one share being held by Horizon Dragon Limited, for an aggregate of 49,000 ordinary shares, or 49%, and 51,000 cumulative preferred shares are owned by two individuals of Thailand. The 49,000 ordinary shares with a value of approximately $16,000 and the value of the cumulative preferred shares of approximately $17,000 has not been received as of December 31, 2018. The cumulative preferred shares are entitled to dividends of $0.03 per share when declared. The cumulative unpaid dividends of the preferred shares as of December 31, 2020 is approximately $1,700. Pursuant to article of associates of AI Thailand, the holder of an ordinary share may cast one vote per share at a general meeting of shareholders, the holder of preferred shares may cast one vote for every 20 preferred shares held at a general meeting of shareholders. Southern Ambition is entitled to cast more than 95% of the votes at a general meeting of shareholders. No dividends were declared during the years ended December 31, 2020, and 2019.

Guardforce Cash Solutions Security Thailand Co., Limited (“GF Cash (CIT)”) was incorporated in Thailand under the Civil and Commercial Code at the Registry of partnerships and Companies, Bangkok Metropolis, Thailand, on July 27, 1982 and has 3,857,144 outstanding shares. 3,799,544 ordinary shares and 21,599 preferred shares of the outstanding shares in GF Cash (CIT) (approximately 99.07% of the shares in GF Cash (CIT)) are owned by AI Thailand with one share being held by Southern Ambition and 33,600 ordinary shares and 2,400 preferred shares (approximately 0.933% of the shares in GF Cash (CIT)) being held by Bangkok Bank Public Company Limited. Pursuant to the articles of associates a shareholder may cast one vote per one share at a general meeting of shareholders. AI Thailand is entitled to cast 99.07% of the votes at a general meeting of shareholders. GF Cash (CIT)’s head office is located at No. 96 Vibhavadi-Rangsit Road, Talad Bang Khen Sub-District, Laksi District, Bangkok, Thailand. Beginning March 2020, GF Cash (CIT) commenced robotic AI solution business of selling and leasing of robots. No dividends were declared during the years ended December 31, 2020 and 2019.

97% of the shares of GF Cash (CIT) are owned by AI Thailand and Southern Ambition, which were previously held by Guardforce TH Group Co., Ltd and Guardforce 3 Limited, with the same majority shareholder.

The reorganization of Guardforce and its subsidiaries (collectively referred to as the “Company) was completed on December 31, 2018. Pursuant to the reorganization, Guardforce became the holding company of the companies, which were under the common control of the controlling shareholder before and after the reorganization. Accordingly, the Company’s financial statements have been prepared on a consolidated basis by applying the predecessor value method as if the reorganization had been completed at the beginning of the earliest reporting period. The Company engages principally in providing cash management and handling services located in Thailand.

The following diagram illustrates the Company’s legal entity ownership structure as of December 31, 2020:

2.	SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements.

The financial statements were approved by the board of directors and authorized for issuance on April 29, 2021.

2.1	Basis of presentation

The consolidated financial statements of Guardforce and subsidiaries have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). All amounts are presented in United States dollars (“USD”) and have been rounded to the nearest USD. Certain prior year balances have been reclassified to conform to current year’s presentation.

On August 20, 2021, the shareholders of the Company approved a 1 for 3 reverse split of the Company’s authorized and issued ordinary shares whereby every three shares were consolidated into one share (the “Reverse Split”). In addition, the par value of each ordinary share increased from $0.001 to $0.003. The financial statements and all share and per share amounts have been retroactively restated to reflect the Reverse Split.

In addition, the accompanying financial statements are presented on the basis that the Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred a net loss of approximately $3.1 million during the year ended December 31, 2020. As of December 31, 2020, the Company had a deficit of approximately $2.2 million and cash and cash equivalents and restricted cash of approximately $10.1 million. The Company’s ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company expects to finance operations primarily through cash flow from operations and borrowings from financial institutions and related parties. In the event that the Company requires additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the related parties indicated the intent and ability to provide additional equity financing.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on the Company’s ability to meet obligations as they become due and to obtain additional equity or alternative financing required to fund operations until sufficient sources of recurring revenues can be generated. While there can be no assurance that the Company will be successful in its plans described above or in attracting equity or alternative financing on acceptable terms, management of the Company believes that, based on consideration of its most recent projections for year 20201, the Company has the ability to meet its working capital requirements over the next 12 months.

2.2	Basis of consolidation

The consolidated statements of profit or loss and other comprehensive (loss) income, changes in equity (deficit) and cash flows of the Company for the relevant periods include the results and cash flows of all companies now comprising the Company from the earliest date presented or since the date when the subsidiaries and/or businesses first came under the common control of the controlling shareholders, wherever the period is shorter.

The consolidated statements of financial position of the Company as at December 31, 2020 and 2019 have been prepared to present the assets and liabilities of the subsidiaries using the existing book values from the controlling shareholders’ perspective.

Equity interests in subsidiaries held by parties other than the controlling shareholders are presented as non-controlling interests in equity.

All intra-group and inter-company transactions and balances have been eliminated on consolidation.

2.3	Business combinations under common control

IFRS 3 Business combinations does not include specific measurement guidance for transfers of businesses or subsidiaries between entities under common control. Accordingly, the Company has accounted for such transactions taking into consideration other guidance in the IFRS framework and pronouncements of other standard-setting bodies. The Company recorded assets and liabilities recognized as a result of transactions between entities under common control at the carrying value on the transferor’s financial statements, and to have the consolidated statements of financial position, profit or loss, comprehensive income, changes in equity and cash flows reflect the results of combining entities for all periods presented for which the entities were under the transferor’s common control, irrespective of when the combination takes place.

2.4	Non-controlling interest

The non-controlling interest represents the portion of the equity (net assets) in the subsidiary not directly or indirectly attributable to the Company. Non-controlling interests are presented as a separate component of equity on the consolidated statements of financial position, profit or loss, comprehensive income and changes in equity attributed to controlling and non-controlling interests.

2.5	Use of estimates

The preparation of the consolidated financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates during the years ended December 31, 2020 and 2019 include the provision for sales returns, allowance for withholding tax receivables, allowance for doubtful accounts, useful life of fixed assets, and valuation of deferred tax assets. The estimated the amount for sales warranty on the sale of robots during December 31, 2020 was $nil.

2.6	Foreign currency translation

The reporting currency of the Company is the U.S. dollar (“USD”). The functional currency of Guardforce, AI Holdings, AI Robots, Horizon Dragon, Southern Ambition, is the USD. The functional currency of AI Hong Kong is the Hong Kong dollar. The functional currency of AI Thailand and GF Cash (CIT) to the Thai Baht (“Baht” or “THB”).

The currency exchange rates that impact our business are shown in the following table:

	Period End Rate		Average Rate
	As of December 31,		For the Year Ended
	2020	2019	2020	2019
Thai Baht	0.0333	0.0334	0.0320	0.0324
Hong Kong Dollar	0.1282	0.1280	0.1282	0.1280

2.7	Financial risk management

2.7.1	Financial risk factors

The Company’s activities expose it to a variety of financial risks: foreign exchange risk, interest rate risk and liquidity risk. The Company’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Company’s financial performance.

(i)	Foreign exchange risk

The Company is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the THB, Hong Kong Dollar and the USD. Foreign exchange risk arises when future commercial transactions or recognized assets and liabilities are denominated in a currency that is not the respective reporting currency of the Company’s subsidiaries. The functional currency of the Company and majority of its overseas subsidiaries is the USD whereas the functional currency of the subsidiaries which operate in Thailand is the THB. The Company currently does not hedge transactions undertaken in foreign currencies but manages its foreign exchange risk by performing regular reviews of the Company’s net foreign exchange exposures.

If the THB had strengthened/weakened by 1.56% against the USD (the average monthly variance during the 2-year period ended December 31, 2020 with all other variables held constant, the post-tax profit would have been approximately $210,000 higher/lower and $193,000 higher/lower, for the years ended December 31, 2020 and 2019, respectively, as a result of net foreign exchange gains/losses on translation of net monetary assets denominated in the THB/USD which is not the functional currency of the respective Company’s entities.

(ii)	Interest rate risk

The Company’s exposure to changes in interest rates are mainly attributable to its borrowings and loans. At the reporting date, if interest rates on borrowings had been 100 basis points higher/lower with all other variables held constant, the Company’s post-tax results for the year would have been approximately $12,000 and $132,000 lower/higher for the years ended December 31, 2020 and 2019, respectively, mainly as a result of higher/lower interest expense on floating rate borrowings.

(iii)	Liquidity risk

Prudent liquidity management implies maintaining sufficient cash and cash equivalents and the availability of funding through an adequate amount of committed credit facilities.

The Company’s primary cash requirements are for operating expenses and purchases of fixed assets. The Company mainly finances its working capital requirements from cash generated from operation and proceeds from bank borrowings and finance leases.

The Company’s policy is to regularly monitor current and expected liquidity requirements to ensure it maintains sufficient cash and cash equivalents and an adequate amount of committed credit facilities to meet its liquidity requirements in the short and long term.

At the reporting date, the contractual undiscounted cash flows of the Company’s current financial liabilities approximate their respective carrying amounts due to their short maturities.

The table below analyses the Company’s non-derivative financial liabilities into relevant maturity groupings based on the remaining period at the reporting date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows, including interest if applicable.

Year ended December 31, 2020	Due Within 1 year	1 to 5 years	>5 years	Total

Trade and other payables	$1,540,411	$-	$-	$1,540,411
Borrowings from financial institutions	494,994	993,869	-	1,488,863
Borrowings from related parties	-	19,085,812	-	19,085,812
Amount due to related parties	1,670,469	-		1,670,469
Other current liabilities	1,249,106	-	-	1,249,106
Income tax payables	284,627	-	-	284,627
Lease liabilities	2,211,984	2,106,429	-	4,318,413
Finance lease liabilities	701,796	1,074,047	-	1,775,843
Provision for employee benefits	479,261	1,478,194	36,040,019	37,997,474
	$8,632,648	$24,738,351	$36,040,019	$69,411,018

Year ended December 31, 2019	Due Within 1 year	1 to 5 years	>5 years	Total

Trade and other payables	$1,765,322	$-	$-	$1,765,322
Borrowings from financial institutions	1,969,666	199,447	-	2,169,113
Borrowings from third party	14,303,359	-	-	14,303,359
Borrowings from related party	1,499,998	1,437,303	-	2,937,301
Other current liabilities	1,895,113	-	-	1,895,113
Lease liabilities	3,354,144	3,058,601	76,007	6,488,752
Finance lease liabilities	617,178	1,885,872	-	2,473,050
Provision for employee benefits	463,787	1,239,353	41,217,320	42,920,460
	$25,868,567	$7,790,576	$41,293,327	$74,952,470

2.7.2	Capital risk management

The Company’s objectives on managing capital are to safeguard the Company’s ability to continue as a going concern and support the sustainable growth of the Company in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to enhance shareholders’ value in the long term.

In order to maintain or adjust the capital structure, the Company may adjust the amount of dividends paid to shareholders, return of capital to shareholders, issue new shares or sell assets to reduce debt.

In the opinion of the directors of the Company, the Company’s capital risk is low.

2.7.3	Impact of COVID-19

The Coronavirus Disease (COVID-19) outbreak and the measures taken to contain the spread of the pandemic have created a high level of uncertainty to global economic prospects and this has impacted the Company’s operations and its financial performance in year 2020. As COVID-19 continues to evolve with significant level of uncertainty, management of the Company is unable to reasonably estimate the full financial impact of COVID-19 on the Company’s financial results in year 2021. The Company is monitoring the situation closely and to mitigate the financial impact, it is conscientiously managing its cost by adopting an operating cost reduction strategy and conserving liquidity by working with major creditors to align repayment obligations with receivable collections. Based on the Company’s most recent projections for year 2021 and with over $8 million in cash and cash equivalents, management of the Company believes that the Company will be able to continue to operate as a going concern in the foreseeable future for at least the next 12 months.

2.8	Fair value measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurement for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

Level 1—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Include other inputs that are directly or indirectly observable in the marketplace.

Level 3—Unobservable inputs which are supported by little or no market activity.

Accounting guidance also describes three main approaches to measuring the fair value of assets and liabilities: the (1) market approach, (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Financial assets and liabilities of the Company mainly consist of cash and cash equivalents, restricted cash, trade and other receivables, amounts due from related parties, and other current assets, trade payables, amounts due to related parties, accruals and other liabilities. As of December 31, 2020 and 2019, the carrying values of cash and cash equivalents, restricted cash, trade receivables, amounts due from related parties, prepayments and other current assets, trade payables, amounts due to related parties, accruals and other liabilities approximate their fair values due to the short-term maturity of these instruments.

2.9	Cash and cash equivalents and restricted cash

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Restricted cash represents cash pledged with a local bank as collateral for bank guarantees issued by those banks in respect of project performance and for electricity usage. The restricted cash for projects that are expected to be completed within one year are classified as a current asset.

2.10	Accounts receivable, net and other receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for doubtful accounts as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts and other receivables and accounts receivable from related parties. The Company determines the allowance for its accounts receivable from contracted customers based on aging data, historical collection experience, customer specific facts and economic conditions. The Company writes off accounts receivable when amounts are deemed uncollectible. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.

In determining the amount of the allowance for doubtful accounts, prior to January 1, 2020, the Company applied the following percentages: 5% to receivables from 61 to 90 days; 30% to receivables from 91 to 180 days and 60% to receivables from 181 to 365 days. Account balances older than one year were charged off against the allowance after all means of collection of been exhausted (both legally and commercially speaking) and the potential for recovery was considered remote. No allowance was established for the Company’s due from related parties and other receivables as the amounts were deemed fully collectible. During the year ended December 31, 2020, the Company revised its allowance methodology to a specific provision basis in that an allowance for doubtful accounts is established and recorded based on management’s assessment of the credit history of its customers and current relationships with them. This revision in the allowance methodology did not have any material effect on the Company’s net accounts receivable as of December 31, 2019.

The Company did not have any write offs during the years ended December 31, 2020 and 2019. The Company recognized a recovery of its bad debt expense of $2,872 and $19,554 during the years ended December 31, 2020 and 2019, respectively.

2.11	Inventory

Inventory solely consists of robots and are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale. When inventory is sold, their carrying amount is charged to expense in the period in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the period the impairment or loss occurs. No allowance for slow moving or obsolete inventory was recorded for the year ended December 31, 2020.

During the year ended December 31, 2020, all inventory was purchased from a related party.

2.12	Withholding taxes receivable

Withholding tax is a deduction from payments made to suppliers who provide services. The withholding tax rates can vary depending on the type of income and the tax status of the recipient. Based on tax rules currently in effect, the withholding tax rate is 3% for commercial contracts and 1% for governmental contracts in Thailand, which amounts are refundable. The Company generally files its request for a withholding tax refund by the end of May of the following year for withholding tax deducted in the previous year. Once the request for withholding tax refund is submitted to the Thai Revenue Department, the request will be subject to audit and review. Since it is difficult to predict the time required by the Thai Revenue Department to complete its audit and approve the relevant refund, except for known amount to be collected within the next 12 months, the Company has reflected its withholding tax receivable as a non-current asset in its statements of financial position for amounts due from the Revenue Department.

Withholding tax receivable is recorded net of related provision for amount that could be challenged by the taxing authority. Such provision represents the Company’s best estimate based on recent collection history.   Loans to related party

2.13	Loans to related party

The Company recognizes the contractual right to receive money on demand or on fixed or determinable dates as loans receivable. For those that the contractual maturity date is less than one year, the Company records as short-term loans receivable.

The Company recognizes interest income on an accrual basis using the straight-line method over the fixed or determinable dates.

2.14	Fixed assets

Fixed assets are stated at cost less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

Depreciation is calculated using the straight-line method over the following estimated useful lives:

Estimated
useful life
Leasehold improvements	Lesser of useful life or remaining lease term
Tools and equipment	5 years
Furniture, fixtures and office equipment	5 years
Vehicles	5,10 years
GDM machines	5 years
Robots	5 years

2.15	Assets under construction

Assets under construction are stated at cost less impairment losses, if any. Cost comprises direct costs of construction as well as interest expense and exchange differences capitalized during the periods of construction and installation. Capitalization of these costs ceases and the related assets under construction are transferred to property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided for assets under construction until they are completed and ready for intended use.

2.16	Intangible assets, net

Intangible assets represent computer software. The intangible assets are recorded at historic acquisition costs, and amortized on a straight-line basis over their estimated useful lives.

Costs associated with maintaining computer software programs are recognized as an expense as incurred. Development costs that are directly attributable to the design and testing of identifiable and unique software products controlled by the Company will be recognized as intangible assets when the criteria of intangible assets are met.

Intangible assets are not amortized where their useful lives are assessed to be indefinite. The useful life of an intangible asset that is not being amortized is reviewed annually to determine whether events and circumstances continue to support the indefinite useful life assessment for that asset. Otherwise, the change in useful life assessment from indefinite to finite is accounted for prospectively from the date of change and in accordance with the policy for amortization of intangible assets with finite lives as set out above.

2.17	Impairment of long-lived assets

At the end of each reporting period, the Company reviews the carrying amounts of its long-lived assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs. The Company did not incur any impairment loss during the years ended December 31, 2020 and 2019.

2.18	Trade and other payables

Trade and other payables are recognized at fair value.

2.19	Interest-bearing borrowings

Interest-bearing borrowings are recognized initially at fair value less attributable transaction costs. Subsequent to initial recognition, interest-bearing borrowings are stated at amortized cost with any difference between the amount initially recognized and redemption value being recognized in profit or loss over the period of the borrowings, together with any interest and fees payable, using the effective interest method.

2.20	Revenue from contracts with customers

The Company generates its revenue primarily from rendering the following services: (i) Cash-In-Transit - Non Dedicated Vehicle (Non-DV); (ii) Cash-In-Transit - Dedicated Vehicle (DV); (iii) ATM management; (iv) Cash Processing (CPC); (v) Cash Center Operations (CCT); (vi) Cheque Center Service (CDC); (vii) Express Cash; (viii) Coin Processing Service; (ix) Cash Deposit Management Solutions and (x) Robotics AI Solutions.

The Company recognizes revenue when it has transferred to its customer control over the service rendered. Control refers to the ability of the customer to direct and obtain substantially all the transferred service’s benefits. Also, it implies that the customer has the ability to prevent a third-party from directing the use and obtaining substantially all the benefits of the transferred service. The Company’s management applies the following considerations to analyze the moment in which the control of the service is transferred to the customer.

●	Identify the contract or quotation with the agreed service price.

●	Evaluate the services engaged in the customer’s contract and identify the related performance obligations.

●	Consider the contract terms and commonly accepted practices in the business to determine the transaction price. The transaction price is the consideration that the Company expects to be entitled for delivering the services engaged with the customer. The consideration engaged in a customer’s contract is generally a fixed amount.

●	Allocate the transaction price, if necessary, to each performance obligation (to each good or service that is different) for an amount that represents the part of the benefit that the Company expects to receive in exchange for the right of delivering the services engaged with the customer.

●	Recognize revenue when the Company satisfied the performance obligation through the rendering of services engaged.

All of the conditions mentioned above are accomplished normally when the services are rendered to the customer and revenue is recognized when the Company satisfied the performance obligation over time or point in time depending on the service type as described in the following table. The reported revenue reflects services delivered at the contract or agreed-upon price.

Revenue is recognized when the related performance obligation is satisfied.

Fixed Fees
Service Type		Performance Obligations	Per delivery / order	Per month
Cash-In-Transit (CIT) – Non Dedicated Vehicles (Non-DV)	(a)	Delivery from point A to point B per customer request. Service obligation is generally completed within same day.	√
Cash-In-Transit (CIT) – Dedicated Vehicles to Banks (DV)	(a)	Delivery from point A to point B per customer request. Service obligation is generally completed within same day.	√
ATM Management	(a)	Includes replenishment of ATM machines and first level maintenance services. Service obligation is generally completed within the same day.	√
Cash Processing (CPC)	(b)	Cash counting, sorting and vaulting services for customers in the retail industry.		√
Cash Center Operations (CCT)	(b)	Cash counting, sorting and depositing for local commercial banks on behalf of Bank of Thailand (BOT).		√
Cheque Center Service (CDC)	(b)	Handles cheque consolidation and distribution on behalf of local commercial bank.		√
Express Cash		Armored trucks (with onboard GDM) and crew teams are assigned to collect cash on behalf of local commercial banks. Service obligation is generally completed within the same day.	√
Coin Processing Service		Armored vehicles and crew teams are assigned to collect/deliver coins to/from customer sites. Service obligation is generally completed within the same day.	√
Cash Deposit Management Solutions	(b)	Cash deposit machine (Guardforce Digital Machine – GDM) are installed at the customers’ sites for the collection of cash.		√
Robotics AI Solutions – sale of robots	(a)	Sale transaction deemed completed upon customer’s acknowledgment of receipt of robot	√
Robotics AI Solutions – rental of robots	(b)	Robots are placed at the customer’s site and they are leased out for a fixed term		√

The Company does not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers. Except for the sale of robots, customer’s billing is generally prepared on a monthly basis once service delivery reports have been received and the invoice amount has been confirmed with the customers. Standard payment is 45 days, but it may be 45 to 60 days depending on the individual customer contract.

(a)	Revenue is recognized net of sales taxes and upon transfer of significant risks and rewards of ownership to customers. Revenue is not recognized to the extent where there are significant uncertainties regarding recovery of the consideration due, associated costs or the possible return of goods.

(b)	Related service revenue or rental income is recognized on a straight-line basis at the end of each month over the term of the lease.

Disaggregation information of revenue by service type is as follows:

	For the year ended December 31,
	2020	Percentage of Total	2019	Percentage of Total
Service Type	(USD)	Revenue	(USD)	Revenue
Cash-In-Transit – Non-Dedicated Vehicles (CIT Non-DV)	$12,045,914	32.0%	$12,052,738	31.2%
Cash-In-Transit - Dedicated Vehicle to Banks (CIT DV)	4,822,354	12.8%	4,958,139	12.9%
ATM Management	12,542,613	33.3%	14,024,291	36.4%
Cash Processing (CPC)	2,842,209	7.5%	2,283,835	5.9%
Cash Center Operations (CCT)	3,256,423	8.6%	3,661,135	9.5%
Cheque Center Service (CDC)	61,197	0.2%	394,290	1.0%
Others **	399,977	1.1%	38,570	0.1%
Cash Deposit Management Solutions (GDM)	1,457,307	3.9%	1,158,082	3.0%
Robotics AI solutions	220,788	0.6%	-	-
Total	$37,648,782	100.0%	$38,571,080	100.0%

**	Others include primarily revenue from express cash and coin processing services.

During the year ended December 31, 2020, revenue amounting to $37,433,467 and $215,315 were generated from third parties and a related party, respectively.

2.21	Cost of revenue

Cost of revenue consists primarily of internal labor costs and related benefits, and other overhead costs that are directly attributable to services provided.

During the year ended December 31, 2020, cost of revenue amounting to $30,478,783 and $895,315 were generated from third parties and related parties, respectively.

2.22	Income taxes

Income tax expense represents the sum of the tax currently payable and deferred tax. Income taxes are charged to consolidated statements of profit or loss as they are incurred.

Current income taxes are recorded in the results of the year they are incurred.

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit or loss. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences, including tax loss carry forwards and certain tax credits, to the extent that it is probable that future taxable profits, reversal of existing taxable temporary differences will be available against which those deductible temporary differences can be utilized after considering future tax planning strategies. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax assets are recognized for all deductible temporary differences, the carry forward of unused tax credits and any unused tax carryforward losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit and reversal of existing taxable temporary differences will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized. The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are re-assessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits and reversal of existing taxable temporary differences will allow the deferred tax asset to be recovered.

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries, associates, and interests in joint ventures, except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

Net deferred income taxes are classified as a non-current asset or liability, regardless of when the temporary differences are expected to reverse.

Deferred tax assets and deferred tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset is realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

2.23	Provisions

Provisions are recognized for liabilities of uncertain timing or amount when the Company has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and the amount can be estimated reliably. Where the time value of money is material, provisions are stated at the present value of the expenditures expected to settle the obligation.

Where it is probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events, are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

2.24	Employee benefits

The Company provides for retirement benefits payable for employees of its subsidiaries in Thailand under the Thai Labor Law; and follows IFRS 19 in accounting for the related obligation. Depending upon the individual employee’s salary and years of service, the related obligation is calculated by an independent actuary using the projected unit credit method. The present value of the obligation is determined by discounting with the interest rates of government bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating the terms of the related liabilities. The sensitivity analysis is determined by i) discount rate; ii) salary increase rate; iii) turnover rate; and iv) life expectancy.

All re-measurements effects of the Company’s retirement benefit obligation such as actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are recognized directly in other comprehensive income.

As of December 31, 2020 and 2019, actuarial loss of $8,772 and $131,713, net of tax had been recognized in other comprehensive income, respectively.

2.25	Leases

From 1 January 2019, in accordance with IFRS 16, leases with terms greater than 12 months are recognized as a right-of-use asset (“ROU”) and a corresponding lease liability at the date in which the leased asset is available for use by the Company. Contracts may contain both lease and non-lease components. The Company allocates the consideration in the contract to the lease and non-lease components based on their relative stand-alone prices. Assets and liabilities arising from a lease are initially measured on a present value basis. Lease liabilities include the net present value of fixed payments.

Lease payments to be made under reasonably certain extension options are also included in the measurement of the liability.

The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be readily determined, which is generally the case for leases of the Company, the lessee’s incremental borrowing rate is used, being the rate that the individual lessee would have to pay to borrow the funds necessary to obtain an asset of similar value to the right-of-use asset in a similar economic environment with similar terms, security and conditions. To determine the incremental borrowing rate, the Company uses recent third-party financing received by the individual lessee as a starting point, adjusted to reflect changes in financing conditions.

Lease payments are allocated between principal and finance cost. The finance cost is charged to profit and loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.

Right-of-use assets are measured at cost comprising the following:

●	The amount of the initial measurement of the lease liability

●	any lease payments made at or before the commencement date less any lease incentives received

Right-of-use assets are depreciated over the shorter of the asset’s useful life or the lease term on a straight-line basis. The lease terms of buildings and others are generally less than ten years and less than five years, respectively.

Payments associated with leases with a lease term of 12 months or less on the Company’s equipment and vehicles and all leases of low-value assets are recognized on a straight-line basis as an expense in profit or loss.

2.26	Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

2.27	Earnings (Loss) per share (“EPS”)

Basic EPS is calculated by dividing the net profit (loss) available to ordinary equity holders by the weighted average number of ordinary shares outstanding during the year. Diluted EPS is calculated by using the weighted average number of ordinary shares outstanding adjusted to include the potentially dilutive effect of outstanding share-based awards and convertible debt instruments, unless their inclusion in the calculation is anti-dilutive.

2.28	Recent Accounting Pronouncements

All new standards and amendments that are effective for annual reporting period commencing January 1, 2020 have been applied by the Company for the year ended December 31, 2020. The adoption of these new and amended standards did not have material impact on the consolidated financial statements of the Company. A number of new standards and amendments to standards have not come into effect for the year beginning January 1, 2020, and they have not been early adopted by the Company in preparing these consolidated financial statements. None of these new standards and amendments to standards is expected to have a significant effect on the consolidated financial statements of the Company.

3.	CASH, CASH EQUIVALENTS AND RESTRICTED CASH

	As of December 31,
	2020	2019
Cash on hand	$392,803	$403,017
Cash in bank	8,021,241	5,675,674
Subtotal	8,414,044	6,078,691
Restricted cash	1,715,866	1,609,030
Cash, cash equivalents, and restricted cash	$10,129,910	$7,687,721

4.	INVENTORY

	As of December 31,
	2020	2019
Robots at warehouse	$252,411	$-
Robots in transit	242,670	-
Inventory	$495,081	$-

No allowance for slow moving or obsolete inventory was recorded for the year ended December 31, 2020.

5.	ACCOUNTS RECEIVABLE, NET

	As of December 31,
	2020	2019
Accounts receivable	$5,468,911	$5,567,629
Allowance for doubtful accounts	-	(2,999)
Accounts receivable, net	$5,468,911	$5,564,630

The following tables details the Company’s net accounts receivables as of:

December 31, 2020

	Current	<30	31-60	61-90	91 and over	Total
Gross carrying amount	$5,073,178	$250,408	$103,581	$14,891	$26,853	$5,468,911
Allowance	-	-	-	-	-	-
Net	$5,073,178	$250,408	$103,581	$14,891	$26,853	$5,468,911

December 31, 2019

	Current	<30	31-60	61-90	91 and over	Total
Gross carrying amount	$5,235,436	$247,109	$74,014	$3,690	$7,380	$5,567,629
Allowance	-	-	-	(184)	(2,815)	(2,999)
Net	$5,235,436	$247,109	$74,014	$3,506	$4,565	$5,564,630

Below is a roll forward of the allowance for doubtful accounts:

Balance at December 31, 2018	$(21,316)
Recovery of bad debts	19,554
Write off	-
Exchange difference	(1,237)
Balance at December 31, 2019	(2,999)
Recovery of bad debts	2,872
Write off	-
Exchange difference	127
Balance at December 31, 2020	$-

6.	WITHHOLDING TAX RECEIVABLES, NET

	2020	2019
Balance at January 1	$6,865,971	$5,405,006
Addition	728,165	960,497
Collection	(1,527,771)	-
Write off	(710,219)	-
Allowance for uncollectible	(1,055,775)	-
Exchange difference	(75,332)	500,468
Balance at December 31	$4,225,039	$6,865,971

	As of December 31,
	2020	2019
Current portion	$690,487	$-
Non-current portion	3,534,552	6,865,971
Withholding tax receivables, net	$4,225,039	$6,865,971

During 2020, the Company received a withholding taxes refund for THB 47,812,370 (approximately $1.5 million) in connection with the Company’s 2013 to 2015 withholding taxes refund applications (totaled THB 89,268,913 or approximately $2.9 million): the balance of the refund amounted to THB 20,724,273 (approximately $0.7 million) was received in January 2021. The Company wrote off approximately $0.7 million, representing the difference between the receivable recorded and amount of known refund from the Thai Revenue Department. The Company did not have any write offs during the year ended December 31, 2019.

Out of prudence, based on amount written off for the receivable related to year 2013 to 2015, the Company recorded an allowance of approximately $1.1 million against its withholding taxes receivable for year 2016 through 2020.

7.	OTHER CURRENT AND OTHER NON-CURRENT ASSETS

	As of December 31,
	2020	2019
Input VAT receivable	$134,746	$268,680
Prepayments - office rental	952,616	958,853
Prepayments - insurance	292,095	94,849
Prepayments - others	51,920	144,151
Uniforms	17,954	28,887
Tools and supplies	135,553	158,049
Other current assets	$1,584,884	$1,653,469

Deposits	$361,275	$532,074
Other non-current assets	$361,275	$532,074

8.	FIXED ASSETS, NET

	Leasehold improvements	Machinery and equipment	Office decoration and equipment	Vehicles	Assets under construction	GDM machines	Robots	Total
Cost
At December 31, 2018	$2,888,288	$6,467,812	$6,081,943	$17,614,629	$950,095	$-	$-	$34,002,767
Additions	-	122,942	53,015	85,919	521,817	-	-	783,693
Disposals	(1,608)	(217,140)	(117,215)	(1,349,460)	-	-	-	(1,685,423)
Transfers in (out)	464,241	188,902	501,710	59,604	(1,214,457)	-	-	-
Exchange differences	265,841	565,630	542,869	1,494,372	70,482	-	-	2,939,194
At December 31, 2019	3,616,762	7,128,146	7,062,322	17,905,064	327,937	-	-	36,040,231
Additions	38,876	62,626	136,497	25,237	-	285,510	860,026	1,408,772
Disposals	(2,365)	(1,363,245)	(26,512)	(16,570)	(2,774)	-	-	(1,411,466)
Transfers in (out)	-	(44,953)	(1,164,305)	-	(311,237)	1,520,495	-	-
Exchange differences	(4,166)	(68,734)	(56,194)	(27,969)	(13,926)	77,111	24,924	(68,954)
At December 31, 2020	3,649,107	5,713,840	5,951,808	17,885,762	-	1,883,116	884,950	35,968,583

Accumulated Depreciation
At December 31, 2018	2,353,333	5,503,362	4,527,915	11,442,195	-	-	-	23,826,805
Depreciation charged for the year	173,026	608,396	421,050	1,461,122	-	-	-	2,663,594
Disposal	(857)	(216,853)	(118,117)	(1,347,936)	-	-	-	(1,683,763)
Exchange differences	210,147	491,089	403,440	998,943	-	-	-	2,103,619
As December 31, 2019	2,735,649	6,385,994	5,234,288	12,554,324	-	-	-	26,910,255
Depreciation charged for the year	186,209	430,228	219,724	1,426,001	-	288,495	24,646	2,575,303
Disposal	(2,365)	(1,363,070)	(26,152)	(16,568)	-		-	(1,408,155)
Transfers in (out)	-	(11,747)	(290,802)	-	-	302,549	-	-
Exchange differences	3,520	(50,439)	(12,436)	40,307	-	25,236	638	6,826
As December 31, 2020	2,923,013	5,390,966	5,124,622	14,004,064	-	616,280	25,284	28,084,229
Net book value
At December 31, 2020	$726,094	$322,874	$827,186	$3,881,698	$-	$1,266,836	$859,666	$7,884,354
At December 31, 2019	$881,113	$742,152	$1,828,034	$5,350,740	$327,937	$-	$-	$9,129,976

There was no impairment of fixed assets recorded for the years ended December 31, 2020 and 2019. No fixed assets were pledged as security for bank borrowings.

9.	RIGHT-OF-USE ASSETS AND OPERATING LEASE LIABILITIES

The carrying amounts of right-of-use assets are as below:

	2020	2019
As at January 1	$6,173,590	$5,927,711
New leases	532,978	2,321,780
Depreciation expense	(2,506,446)	(2,583,318)
Exchange difference	(9,771)	507,417
Net book amount at December 31	$4,190,351	$6,173,590

Lease liabilities were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate. The weighted average incremental borrowing rate applied to new leases during year 2020 and 2019 was 3.25% and 4.08%, respectively.

During the year ended December 31, 2020, interest expense of $146,723 arising from lease liabilities was included in finance costs. Depreciation expense related to right-of-use assets was $2,506,446 during the year ended December 31, 2020.

10.	INTANGIBLE ASSETS, NET

Computer
software
Cost
At December 31, 2018	$846,958
Additions	47,163
Exchange difference	75,165
At December 31, 2019	969,286
Additions	26,316
Disposals	(141)
Exchange difference	(416)
At December 31, 2020	995,045

Accumulated amortization
At December 31, 2018	617,618
Amortization charged for the year	43,129
Exchange difference	55,087
As December 31, 2019	715,834
Amortization charged for the year	54,745
Disposals	(141)
Exchange difference	1,199
As December 31, 2020	771,637

Net book value
At December 31, 2020	$223,408
At December 31, 2019	$253,452

11.	TRADE AND OTHER PAYABLES AND OTHER CURRENT LIABILITIES

	As of December 31,
	2020	2019
Trade accounts payable – third parties	$1,366,482	$1,400,504
Accrued salaries and bonus	140,321	29,386
Accrued customer claims, cash loss and shortage**	33,608	36,048
Trade and other payables	$1,540,411	$1,465,938

Output VAT	$114,877	$100,710
Accrued Expenses	375,815	931,457
Payroll Payable	560,051	624,453
Other Payables	198,363	238,493
Other current liabilities	$1,249,106	$1,895,113

**	Includes a provision for penalty for failure to meet certain performance indicators as stipulated in certain customer contracts for approximately $14,600 and $10,000 respectively.

12.	BORROWINGS FROM FINANCIAL INSTITUTIONS

	As of December 31,
	2020	2019
Current portion of long-term borrowings	$494,994	$1,969,666
Long-term borrowings	993,869	199,447
Borrowings from financial institutions	$1,488,863	$2,169,113

The Company maintains borrowings with one financial institution. The borrowings are used for working capital purposes to support its business operations in Thailand. For the year ended December 31, 2020, the Company borrowed five bank loans carrying interest at the rates of MLR minus 1%, MLR minus 1%, MLR minus 1%, 2%, 2%. For the year ended December 31, 2019, the Company maintained borrowings from two separate financial institutions. The borrowings carried interests at the rates of MLR (6.25%) minus 1% and BIBOR (6M) plus 3%, respectively. Borrowings are due to mature and repayable on Aug 31, 2021, November 31, 2021, June 30, 2023, May 31, 2022 and April 7, 2025. For the years ended December 31, 2020 and 2019, interest expense was $82,779 and $81,191, respectively.

As of December 31, 2020, the Company has unused bank overdraft availability of approximately $330,000 and unused trust receipts availability of approximately $1,700,000.

13.	SHORT-TERM BORROWINGS FROM THIRD PARTY

On April 29, 2018, Guardforce TH Group Company Limited entered into an agreement with Profit Raider Investment Limited (“Profit Raider”) to transfer the loan between Guardforce TH and the Company to Profit Raider. As a result, the Company recorded a short-term borrowing from a third party in the amount of $13.42 million bearing interest at 4% from April 30, 2019 to December 31, 2019 and 3.22% prior to April 30, 2019. The Company assumed an additional liability of approximately $576,000 which has been treated as an additional expense paid to the related party in 2018. The holding companies have guaranteed the short-term borrowings from Profit Raider which amount is due on December 31, 2020. Profit Raider became a 10% shareholder of the Company as a result of a share transfer transaction in March 2020 and therefore this borrowing is presented as a related party loan and the loan was extended to December 31, 2022 bearing interest at 4% (see Note 21).

For the years ended December 31, 2020 and 2019, interest expense was $579,039 (Note 21) and $293,827, respectively.

14.	FINANCE LEASE LIABILITIES

	As of December 31,
	2020	2019
Current portion	$632,105	$591,997
Non-current portion	1,023,366	1,658,096
Finance lease liabilities	$1,655,471	$2,250,093

For the years ended December 31, 2020 and 2019, interest expense was $98,405 and $135,708, respectively.

The minimum lease payments under finance lease agreements are as follows:

	As of December 31,
	2020	2019
Within 1 year	$701,796	$617,178
After 1 year but within 5 years	1,074,047	1,855,872
Less: Finance charges	(120,372)	(222,957)
Present value of finance lease liabilities, net	$1,655,471	$2,250,093

Finance leased assets comprise primarily vehicles and office equipment as follow:

	As of December 31,
	2020	2019
Cost	$3,172,647	$8,459,215
Less: Accumulated depreciation	(937,442)	(4,226,875)
Net book value	$2,235,205	$4,232,340

15.	TAXATION

Value added tax (“VAT”)

The Company is subject to a statutory VAT of 7% for services in Thailand. The output VAT is charged to customers who receive services from the Company and the input VAT is paid when the Company purchases goods and services from its vendors. The input VAT can be offset against the output VAT.  The VAT payable is presented on the statements of financial position when input VAT is less than the output VAT.  A recoverable balance is presented on the statements of financial position when input VAT is larger than the output VAT.

Income taxes

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholding tax in the Cayman Islands.

British Virgin Islands

The Company’s subsidiary incorporated in the BVI is not subject to taxation.

Hong Kong

The Company’s subsidiary incorporated in Hong Kong is subject to a corporate income tax rate of 16.5% on Hong Kong service income.

Thailand

The Company’s subsidiary incorporated in Thailand is subject to a corporate income tax rate of 20%.

Pre-tax loss, by jurisdiction, for the years ended December 31, 2020 and 2019 is as follows:

	For the years ended December 31,
	2020	2019
Cayman Islands	$(1,711,094)	$(714,196)
BVI	(12,345)	(6,945)
Hong Kong	(63,483)	(39,828)
Thailand	(1,112,496)	909,519
	$(2,899,418)	$148,550

The components of the income tax provision are:

	For the years ended December 31,
	2020	2019
Current income tax expense	$261,586	$-
Deferred income tax (benefit) expense	(18,749)	88,473
Total income tax expense	$242,837	$88,473

Reconciliation between the statutory tax rate to income before income taxes and the actual provision for income taxes is as follows:

	For the years ended December 31,
	2020	2019
Profit before income tax expense*	$864,207	$909,519
Thailand income tax statutory rate	20%	20%
Income tax at statutory tax rate	172,841	181,904
Permanent differences	69,996	(93,431)
Income tax expense	$242,837	$88,473

*	This amount represents assessable profit before income tax after adjustments for non-deductible and non-taxable expense items from the Thailand operating entity.

Deferred tax assets and liabilities are comprised of the following:

	As of December 31,
	2020	2019
Provision for employee benefits	$1,368,335	$1,287,959
Net operating loss carried forwards	1,105	134,869
Deferred tax assets	1,369,440	1,422,828
Less:
Deferred tax liabilities - finance leases	331,094	414,308
Deferred tax assets, net	$1,038,346	$1,008,520

16.	PROVISION FOR EMPLOYEE BENEFITS

The Company has a defined benefit plan based on the requirement of the Thailand Labor Protection Act B.E.2541 (1988) to provide retirement benefits to employees based on pensionable remuneration and length of service which are considered as unfunded. There were no plan assets set up and the Company will pay benefits when needed.

According to IAS 19 (Revised 2017), the use of Projected Unit Credit (PUC) Cost Method is required in order to determine the actuarial liability based on past service and expected future salary. Thus, the actuarially acceptable assumptions on salary scale are needed. Actuarial assumptions on other components of the benefit formulas are also required to measure the obligation such as demographic assumptions and financial assumptions. All of these assumptions are important because they are directly related to a possibility of actuarial gains and losses. Moreover, the obligations are measured on a discounted basis because they may be settled many years after the employees render the related service.

The following assumptions have been adopted for this actuarial valuation:

Demographic Assumptions:

1.	Mortality Table (Annual Death Rate): Male and Female Thai Mortality Ordinary Tables of 2017 (TMO 2017) which is the latest mortality table from the Office of Insurance Commission in Thailand.

2.	Annual Disability Rate: 5% of the Male and Female TMO 2017.

3.	Annual Voluntary Resignation: Age related rates as follows.

Age Group (Years)	Annual Voluntarily Resignation Rate of Direct Cost Staff	Annual Voluntarily Resignation Rate of Indirect Cost Staff
Below 31	18%	33%
31-40	8%	19%
41-50	6%	15%
Above 50	0%	0%

4.	Annual Forced Resignation: Age related rates as follows.

Age Group (Years)	Annual Forced Resignation Rate
Below 31	0%
31-40	0%
41-50	0%
Above 50	0%

Financial Assumptions:

1.	Discount Rate: Single weighted average discount rate is 1.26% per year based on the zero coupon yield rate of government bonds in Thailand from the Thai Bond Market Association (Thai BMA) as of December 31, 2020. Duration (or single weighted average remaining time to retire) is 12 years.

2.	Salary Increase Rate: 3.00% per year. The projected salary is calculated at the time of retirement or forced resignation.

3.	Taxes payable by the plan: The contributions are not a tax-deductible expense according to the Revenue Department in Thailand so there are no taxes payable by the plan

Movement in the present value of the defined benefit obligation:

	As of December 31,
	2020	2019
Defined benefit obligations at January 1,	$6,439,795	$5,619,337
Benefits paid during the year	(517,531)	(611,610)
Current service costs	770,934	691,767
Interest	96,019	145,589
Past service cost and gain (loss) on settlement	36,939	(68,898)
Actuarial loss	8,772	164,641
Exchange differences	6,745	498,969
Defined benefit obligations at December 31,	$6,841,673	$6,439,795

The following table presents the sensitivity analysis for each significant actuarial assumption with a variation of 1.0% in the assumptions as of the end of the reporting period:

December 31, 2020

Assumption	% Change (+) in Assumption	Liability	Amount Change in Liability	% Change in Liability	% Change (-) in Assumption	Liability	Amount Change in Liability	% Change in Liability
Discount Rate	1	$6,246,875	$(594,798)	-8.69	-1	$7,540,239	$698,566	10.21
Salary Increase Rate	1	7,303,544	461,871	6.75	-1	6,442,685	(398,988)	-5.83
Turnover Rate	1	6,515,632	(326,041)	-4.77	-1	6,990,881	149,208	2,18
Life Expectancy	+1 Year	6,860,711	19,038	0.28	-1 Year	6,822,778	(18,895)	-0.28

December 31, 2019

Assumption	% Change (+) in Assumption	Liability	Amount Change in Liability	% Change in Liability	% Change (-) in Assumption	Liability	Amount Change in Liability	% Change in Liability
Discount Rate	1	$5,877,653	$(562,142)	-8.73	-1	$7,098,037	$658,242	10.22
Salary Increase Rate	1	6,832,393	392,599	6.10	-1	6,098,352	(341,443)	-5.3
Turnover Rate	1	6,131,013	(308,782)	-4.79	-1	6,576,958	137,163	2.13
Life Expectancy	+1 Year	6,458,065	18,207	0.28	-1 Year	6,421,657	(18,137)	-0.28

Maturity profile of the defined benefit obligation as of December 31, are as follow:

Year	Defined Benefit Obligation
2021	$479,261
2022	$382,777
2023	$307,729
2024	$296,453
2025	$491,235
2026	$407,832
2027	$665,504
2028	$391,612
2029	$371,439
2030	$530,725
2031-2045	$16,658,962
>2045	$17,013,945

17.	SHAREHOLDERS’ EQUITY

On August 20, 2021, the shareholders of the Company approved a 1 for 3 reverse split of the Company’s authorized and issued ordinary shares whereby every three shares were consolidated into one share (the “Reverse Split”). In addition, the par value of each ordinary share increased from $0.001 to $0.003. The financial statements and all share and per share amounts have been retroactively restated to reflect the Reverse Split.

As of December 31, 2019, 16,666,663 ordinary shares were issued at par value of $0.003, equivalent to share capital of $50,000. On February 5, 2020, the shareholders of the Company authorized an increase in the authorized shares of the Company from 16,666,663 ordinary shares to 100,000,000 ordinary shares. In March 2020, the Company issued 689,427 ordinary shares (see Note 18) at par value. Total ordinary shares issued as of December 31, 2020 was 17,356,090, equivalent to share capital of approximately $52,069. As of December 31, 2020 and 2019, subscription receivable for these shares was $50,000. During 2020, the Company recorded a capital distribution to the controlling shareholder for approximately $380,000, representing the amount of a related party receivable/loan written off.

18.	STOCK-BASED COMPENSATION

On December 16, 2019, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with VCAB Eight Corporation, a Texas corporation (“VCAB”), pursuant to which, subject to certain preconditions being satisfied, it was agreed that VCAB would merge with and into the Company. The main objective of the Merger was to increase the Company’s shareholder base to, among other things, assist the Company in satisfying the listing standards of a national security exchange in the United States. The Merger was completed effective on March 10, 2020, and the separate existence of VCAB ceased on that date. As consideration for the Merger, the Company agreed to issue an aggregate of 877,025 shares of capital stock (“Plan Shares’) to VCAB’s claim holders. As of December 31, 2020, the Company has issued, 689,427 of the Plan Shares to approximately 670 designated and Bankruptcy Court approved claim holders. During 2021, the Company issued 187,598 of the Plan Shares to additional claim holders upon their approval by the Bankruptcy Court. Following the completion of this process, the Company has approximately 1,300 holders of its outstanding ordinary shares. The Company recorded the fair value of the shares in connection to the 877,025 shares issued in the merger transaction of $18,826 as stock-based compensation expense.

On January 8, 2020, Guardforce AI Service Ltd. entered into agreements with and transferred 833,333 shares each, totaling 1,666,666 of the Company’s ordinary shares, to, Mr. Terence Wing Khai Yap, the Company’s Chairman and Ms. Lei Wang, the Company’s Chief Executive officer. The shares, deemed as issuances by the Company, were transferred to Mr. Yap and Ms. Wang as compensation for serving in their roles as the Company’s Chairman and Chief Executive Officer, respectively. The Company accounted for these transfers as stock-based compensation expenses; the aggregate charge was $46,341, representing the fair value of the shared being transferred.

On March 13, 2020, the Company’s Board of Directors approved the transfer of 1,666,666 ordinary shares of Guardforce AI Co. Limited from Guardforce AI Technology to Profit Raider Investments Limited (“Profit Raider”) to fulfil a short-term borrowing transaction (Note 13). This transfer is deemed an issuance by the Company and the Company recorded a charge of stock-based compensation expense of $35,769.

19.	ADMINISTRATIVE EXPENSES

	For the years ended December 31,
	2020	2019
Staff expense	$2,759,505	$2,201,515
Rental expense	702,664	547,513
Depreciation and amortization expense	167,380	153,316
Utilities expense	120,236	131,810
Travelling and entertainment expense	138,707	108,021
Professional fees	932,891	391,273
Repairs and maintenance	70,443	104,813
Employee benefits	548,628	358,287
Other service fees	273,333	282,322
Other expenses**	960,685	474,696
	$6,674,472	$4,753,566

**	Other expenses mainly comprised of stock-based compensation, office expenses, stamp duties, training costs, etc.

20.	LEGAL RESERVE

Under the provisions of the Civil and Commercial Code, GF Cash (CIT) is required to set aside as a legal reserve at least 5% of the profits arising from the business of the Company at each dividend distribution until the reserve is at least 10% of the registered share capital. The legal reserve is non-distributable. The Company reserve has met the legal reserve requirement of $223,500 as of December 31, 2020 and 2019.

21.	RELATED PARTY TRANSACTIONS

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2020:

Name of related parties	Relationship with the Company
Tu Jingyi (“Mr. Tu”)	Controlling shareholder
Long Top Limited	Mr. Tu’s father is the majority shareholder
Guardforce TH Group Company Limited	Mr. Tu’s father is the majority shareholder
Guardforce Security (Thailand) Company Limited	Mr. Tu’s father is the majority shareholder of its ultimate holding company
Bangkok Bank Public Company Limited	Minority shareholder
Shenzhen Junwei Investment Development Company Limited	Minority shareholder
Guardforce Aviation Security Company Limited	Mr. Tu’s father is the majority shareholder of its ultimate holding company
Guardforce 3 Limited	Mr. Tu’s father is the majority shareholder
Guardforce Group Limited	Controlled by Mr. Tu’s father
Guardforce AI Technology Limited	Holding Company
Guardforce AI Service Limited	Holding Company
Profit Raider Investment Limited	10% shareholder effective March 2020
Shenzhen Douguaer Investment Partnership	Ultimately controlled by Mr. Tu
Guardforce Holdings (HK) Limited	Controlled by Mr. Tu’s father
Guardforce Limited	Mr. Tu’s father is the majority shareholder of its ultimate holding company
Shenzhen Intelligent Guardforce Robot Technology Co., Limited	Controlled by Mr. Tu
Perfekt Technology & System Co., Ltd.	Mr. Tu’s father is the majority shareholder of its ultimate holding company

The principal related party balances and transactions as of and for the years ended December 31, 2020 and 2019 are as follows:

Amounts due from related parties:

		As of December 31,
		2020	2019
Guardforce Group Limited	(a)	$-	$11,966
Guardforce TH Group Company Limited	(a)	6,026	92,078
Guardforce AI Technology Limited	(a)	-	850
Guardforce AI Service Limited	(a)	-	850
Bangkok Bank Public Company Limited	(b)	443	-
Guardforce Limited	(c)	20,647	-
Shenzhen Intelligent Guardforce Robot Technology Co., Limited	(d)	346,152	-
		$373,268	$105,744

(a)	Amounts due from Guardforce Group Limited, Guardforce TH Group Company Limited, Guardforce AI Technology Limited and Guardforce AI Service Limited were business advances for operational purposes. In May 2020, the company wrote off approximately $80,000 of amount due from Guardforce TH Group Company Limited. The write off is recorded as a capital distribution.

(b)	Amounts due from Bangkok Bank Public Company Limited represents trade receivables for service provided by the Company.

(c)	Amounts due from Guardforce Limited represents primarily trade receivables for the sale of robots. The balance was fully settled in January 2021.

(d)	Amounts due from Shenzhen Intelligent Guardforce Robot Technology Co., Limited comprised of $187,665 advance to suppliers for the purchase of robots and $158,487 commission receivable.

Long-term loan to related party:

	As of December 31,
	2020	2019
Long Top Limited	$-	$315,173

On April 27, 2018, the Company made a long term loan to Long Top Limited with an interest of 3%. The loan was due on December 31, 2019 and it was further extended to December 31, 2021. All interest and principal are due on the same date. On January 1, 2020, the Company wrote off the outstanding loan to Long Top Limited of approximately $300,000. The write off is recorded as a capital distribution.

Amounts due to related parties:

		As of December 31,
		2020	2019
Tu Jingyi	(b)	$88,047	$67,139
Shenzhen Junwei Investment Development Company Limited	(a)	225,085	224,766
Guardforce 3 Limited	(a)	-	5,751
Shenzhen Douguaer Investment Partnership	(a)	-	1,728
Guardforce Holdings (HK) Limited	(c)	156,782	-
Profit Raider Investment Limited	(b)	1,136,664	-
Guardforce Aviation Security Company Limited	(d)	1,224	-
Guardforce Security (Thailand) Company Limited	(d)	62,667	-
		$1,670,469	$299,384

(a)	Amounts due to Shenzhen Junwei Investment Development Company Limited, Guardforce 3 Limited and Shenzhen Douguaer Investment Partnership represent non-interest bearing advances from related parties. In May 2020, the amount due to Guardforce 3 Limited was forgiven.

(b)	Amounts due to Tu Jingyi and Profit Raider Investment Limited represented interest accrued on the respective loans.

(c)	Amounts due to Guardforce Holdings (HK) Limited comprised of $99,998 advances made and $56,784 accrued interests on the loans.

(d)	Amounts due to Guardforce Aviation Security Company Limited and Guardforce Security (Thailand) Company Limited represent accounts payable for services provided by related parties.

Short-term borrowings from related parties:

		As of December 31,
		2020	2019
Guardforce Holdings (HK) Limited	(a)	$-	$1,499,998
Tu Jingyi	(b)	-	1,437,303
		$-	$2,937,301

Long-term borrowings from related parties:

		As of December 31,
		2020	2019
Guardforce Holdings (HK) Limited	(a)	$4,140,500	$-
Tu Jingyi	(b)	1,437,303	-
Profit Raider Investment Limited	(c)	13,508,009	-
		$19,085,812	$-

(a)	On December 31, 2019, the Company entered into an agreement with Guardforce Holdings (HK) Limited whereby Guardforce Holdings (HK) Limited loaned $1,499,998 to the Company. The loan is unsecured and it bears an interest rate of 3%. The loan was initially due on December 31, 2020. During the year ended December 31, 2020, the Company repaid $507,998 to partially settle the principal. The loan was extended to December 22, 2022 bearing interest rate at 2%. For the years ended December 31, 2020 and 2019, interest expense on this loan was $19,840 and $123, respectively.

On April 17, 2020, the Company borrowed $2,735,000. The loan is unsecured and bears an interest rate at 2%. The loan is due on April 16, 2023. For the year ended December 31, 2020, interest expense on this loan was $34,187.

On September 9, 2020, the Company borrowed $413,500. The loan is unsecured and it bears interest at 2%. The loan is due on September 8, 2023. For the year ended December 31, 2020, interest expense on this loan was $2,757.

(b)	On September 1, 2018, the Company entered into an agreement with Mr. Tu Jingyi whereby he lent $1,437,303 (RMB10 million) to the Company. The loan is unsecured with an interest at 3%. The loan was expired on August 31, 2019, which was extended to August 31, 2020. On September 1, 2020, the Company further extended the loan to August 31, 2022 with an interest rate at 1.5%. For the years ended December 31, 2020 and 2019, interest expense on this loan was $35,933 and approximately $38,000, respectively.

(c)	As of December 31, 2019, the loan from Profit Raider was presented as short-term borrowings from a third party (Note 13). On March 11, 2020, the Company entered into a second supplemental agreement to the loan agreement with Profit Raider to extend the due date of the loan to December 31, 2020. The outstanding principal amount due was $13,508,009 and the amount of interest accrued on the loan, calculated up to December 31, 2020 was $1,136,664.

On March 13, 2020, the Company’s Board of Directors approved the transfer of 1,666,666 ordinary shares of Guardforce AI Co. Limited from Guardforce AI Technology to Profit Raider. As a result of this share transfer, Profit Raider is deemed an affiliate of the Company.

On December 31, 2020, the loan with Profit Raider was extended to December 31, 2022 with the same terms and conditions. For the year ended December 31, 2020 and 2019, interest expense was $579,039 and $293,827 (Note 13), respectively.

Related party transactions:

		For the years ended December 31,
	Nature	2020	2019
Service/ Products received from related parties:
Guardforce Security (Thailand) Company Limited	(a)	$714,625	$415,604
Guardforce Aviation Security Company Limited	(b)	13,190	4,219
Perfekt Technology & System Co., Ltd.	(c)	35,842	-
Shenzhen Intelligent Guardforce Robot Technology Co., Limited – Purchases	(d)	1,584,873	-
Profit Raider Investment Limited	(e)	150,000	-
		$2,498,530	$419,823

Service/ Products delivered to related parties:
Bangkok Bank Public Company Limited	(f)	$9,726	$-
Shenzhen Intelligent Guardforce Robot Technology Co., Limited – Commission	(g)	158,487	-
Guardforce Limited – Sales	(h)	205,589	-
		$373,802	$-

Nature of transactions:

(a)	Guardforce Security (Thailand) Co., Ltd. provided security guard services to the Company;

(b)	Guardforce Aviation Security Co., Ltd. provided escort services to the Company;

(c)	Perfekt Technology & System Co., Ltd. provided security equipment to the Company;

(d)	The Company purchased robots from Shenzhen Intelligent Guardforce Robot Technology Co., Limited;

(e)	The Company paid $150,000 outstanding accrued interest to Profit Raider Investment Limited;

(f)	The Company provided CIT service to Bangkok Bank Public Company Limited;

(g)	Shenzhen Intelligent Guardforce Robot Technology Co., Limited shall pay commission to the Company for the robots purchased.

(h)	The Company sold robots to Guardforce Limited.

22.	COMMITMENTS AND CONTINGENCIES

Executives/directors agreements

The Company has several employment agreements with executives and directors with the latest expiring in 2024. All agreements provide for automatic renewal options with varying terms of one year or three years unless terminated by either party. Future payments for employment agreements as of December 31, are as follows:

Amount
Years ending December 31:
2021	$510,463
2022	358,951
2023	285,000
2024	1,538
Total minimum payment required	$1,155,952

Contracted expenditure commitments

The Company’s contracted expenditures commitments as of December 31, 2020 but not provided in the consolidated financial statements are as follows:

		Payments Due by Period
			Less than	1-3	4-5	More than
Contractual Obligations	Nature	Total	1 year	years	years	5 years
Service fee commitments	(a)	$1,039,515	$373,159	$666,356	$-	$-
Operating lease commitments	(b)	342,151	285,304	56,847	-	-
		$1,381,666	$658,463	$723,203	$-	$-

(a)	The Company has commitments to pay certain service fees to Stander Information Company Limited, as its service provider to provide technical services for operating systems, that comprise a monthly fixed amount and certain other fees as specified in the agreement.

(b)	The Company has leased various low value items with various lease terms.

Bank guarantees

As of December 31, 2020, the Company had commitments with banks for bank guarantees in favor of government agencies and others of approximately $3,164,000.

Litigation

As of the date of filing, the Company is a defendant in various labor related lawsuits totaling approximately $773,858 Management believes these cases are without merit and is confident that the Appeals Court will make the decision according to the consideration of the Court of First Instance and order the dismissal of such lawsuits. Therefore, no provision has been made for these liabilities in the financial statements.

23.	CONCENTRATIONS

The following table sets forth information as to each customer that accounted for 10% or more of the Company’s revenue for the years ended December 31, 2020 and 2019.

	For the years ended December 31,
	2020	% of revenue	2019	% of revenue
Company A	$10,237,481	27.2%	$10,314,869	26.7%
Company B	7,284,968	19.3%	7,032,721	18.2%
Company C	3,296,691	8.8%	4,143,091	10.7%
Company D	4,007,021	10.6%	2,831,833	7.3%
	$24,826,161	65.9%	$24,322,514	62.9%

Details of the customers which accounted for 10% or more of accounts receivable are as follows:

	As of December 31,
	2020	% account receivable	2019	% account receivable
Company A	$803,031	14.7%	$769,734	13.8%
Company B	708,165	12.9%	653,256	11.7%
Company C	584,928	10.7%	685,419	12.3%
Company D	1,215,095	22.2%	1,155,864	20.8%
	$3,311,219	60.5%	$3,264,273	58.6%

24.	SUBSEQUENT EVENTS

Subsequent events have been reviewed through the date the consolidated financial statements were issued and required no adjustments or disclosures other than the following:

On the February 4, 2021, the Company announced the acquisition of a majority stake in information security consultants Handshake Networking Ltd (“Handshake”), a Hong Kong-based company specializing in penetration testing. A total of 43,700 shares were issued and valued at $7.50 per share in consideration for 51% of Handshake.

On August 20, 2021, in addition to the Reverse Split (see Note 17), the shareholders of the Company also approved:

●	a proposal to resolve fractional entitlements to the Company’s issued ordinary shares resulting from the Reserve Split – under the proposal, fractional shares will be disregarded and will not be issued to the shareholders of the Company but all such fractional shares shall be redeemed in cash for the fair value of such fractional share, with fair value being defined as the closing price of the ordinary shares on a post-reverse split basis on the applicable trading market on the first trading date of the Company’s ordinary shares following the effectiveness of the Reverse Split; and

●	an increase in the Company’s authorized ordinary shares from 100,000,000 to 300,000,000.

25.	CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

The Company performed a test of its restricted net assets of the consolidated subsidiaries in accordance with the Securities and Exchange Commission’s Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial information of the parent company.

The subsidiaries did not pay any dividends to the Company for the periods presented. For the purpose of presenting parent-only financial information, the Company records its investment in its subsidiaries under the equity method of accounting. Such investment is presented on the separate condensed statement of financial position of the Company as “Investment in subsidiaries”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with IFRS have been condensed or omitted.

The parent Company did not have significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2020 and 2019.

STATEMENTS OF FINANCIAL POSITION - PARENT COMPANY ONLY

	As of December 31,
	2020	2019
	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,030,340	$1,508,244
Other receivables	-	57,400
Investment in subsidiaries	1,823,463	2,147,265
Total assets	$2,853,803	$3,712,909

Liabilities and equity

Trade and other payables	$116,084	$1,014,593
Long-term borrowings from related company	4,947,400	1,437,303
Total liabilities	5,063,484	2,451,896

Equity
Ordinary Shares* –Authorized 100,000,000 shares, par value $0.003 (2019: Authorized 16,666,663 shares)	52,069	50,000
Subscription receivable	(50,000)	(50,000)
Additional paid in capital	2,082,795	2,360,204
Legal reserve	223,500	223,500
Deficit	(4,722,294)	(1,596,270)
Accumulated other comprehensive income	204,249	273,579
Total equity	(2,209,681)	1,261,013
Total liabilities and equity	$2,853,803	$3,712,909

*	Giving retroactive effect to the reverse split on August 20, 2021.

STATEMENTS OF PROFIT AND LOSS AND COMPREHENSIVE LOSS - PARENT COMPANY ONLY

	For the years ended December 31,
	2020	2019
	(Unaudited)	(Unaudited)
Revenue	$-	$-
Cost of revenue	-	-
Gross margin	-	-

Administrative expenses	(1,519,150)	(656,176)
Loss from operations	(1,519,150)	(656,176)

Other income, net	9	-
Finance cost	(92,717)	(53,214)
Equity (loss) income from equity investments	(1,514,166)	763,425
Net (loss) profit for the year	(3,126,024)	54,035
Total comprehensive (loss) income for the year	$(3,126,024)	$54,035

STATEMENTS OF CASH FLOWS – PARENT COMPANY ONLY

	For the years ended December 31,
	2020	2019
	(Unaudited)	(Unaudited)
Operating activities
Net (loss) profit	$(3,126,024)	$54,035
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation	100,936	-
Equity (loss) income from equity investments	1,514,166	(763,425)
Changes in operating assets and liabilities:
Other receivables, net	57,400	332,599
Other payables	975,618	1,422,550
Net cash provided by operating activities	(477,904)	1,045,759

Net (decrease) increase in cash and cash equivalents, and restricted cash	(477,904)	1,045,759
Cash and cash equivalents at beginning of year	1,508,244	462,485
Cash and cash equivalents at end of year	$1,030,340	$1,508,244

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on April 29, 2021;

●	the Company’s Report on Form 6-K furnished to the SEC on December 17, 2021, containing our unaudited consolidated financial statements for the six months ended June 30, 2021 and 2020; and

●	the description of the Company’s Ordinary Shares contained in the Company’s Registration Statement on Form 8-A12B (File No. 001-40848) filed with the SEC on September 28, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Guardforce AI Co., Limited, 10 Anson Road, #28-01 International Plaza, Singapore 079903, and telephone number +66 (0) 2973 6011.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports of foreign private issuer on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (https://www.guardforceai.com), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.